UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GTx, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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175 Toyota Plaza

7th Floor

Memphis, Tennessee 38103

(901) 523-9700

March 12, 2012

Dear Stockholder:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders on Thursday, May 3, 2012, at 4:00 p.m. Central Daylight Time at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103.

At this year’s meeting, you will be asked to approve the election of the two nominees for director named in the accompanying proxy statement and to ratify the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for 2012.

I urge you to vote, as the Board of Directors has recommended, for both of our director nominees and for the ratification of the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for 2012.

Attached you will find a notice of meeting (which includes a notice of Internet availability of our proxy materials) and proxy statement that contains further information about these items as well as specific details of the meeting.

Your vote is important. Whether or not you expect to attend the meeting, I encourage you to vote. Please sign and return your proxy card, or use the telephone or Internet voting prior to the meeting. This will assure that your shares will be represented and voted at the meeting, even if you cannot attend.

Sincerely,

Mitchell S. Steiner Chief Executive Officer and Vice-Chairman of the Board of Directors

175 Toyota Plaza

7th Floor

Memphis, Tennessee 38103

(901) 523-9700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are invited to attend the 2012 GTx, Inc. Annual Meeting of Stockholders:

WHEN	4:00 p.m. (Central Daylight Time) on Thursday, May 3, 2012.

WHERE	The Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103.

ITEMS OF BUSINESS

•        To elect the two nominees for Class II director named in the accompanying proxy statement to serve until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified (Proposal No. 1);

•        To ratify the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2); and

•        To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote if you are a stockholder of record at the close of business on March 5, 2012.

VOTING BY PROXY	The Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the meeting. Please see the attached proxy statement and enclosed proxy card for information on submitting your proxy over the Internet, by telephone, or by mailing back the traditional proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.). If you later decide to vote at the meeting, information on revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card you receive in order to ensure that all of your shares are represented and voted. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ATTENDANCE AT MEETING	If you plan to attend, please be sure to mark the box provided on the proxy card or indicate your attendance when prompted during your Internet or telephone submission.

RECOMMENDATIONS	The Board of Directors recommends that you vote “FOR” both of our nominees for Class II director and “FOR” the approval of Proposal No. 2.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 3, 2012 at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103

The proxy statement and annual report to stockholders are available at www.edocumentview.com/GTXI

Your vote is important. Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

By Order of the Board of Directors,

Henry P. Doggrell Vice President, General Counsel and Secretary

Memphis, Tennessee

March 12, 2012

TABLE OF CONTENTS

GTx, Inc.

175 Toyota Plaza

7th Floor

Memphis, Tennessee 38103

(901) 523-9700

PROXY STATEMENT FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited by the Board of Directors of GTx, Inc. for use at the 2012 Annual Meeting of Stockholders. Your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the 2012 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. In connection with the solicitation of proxies by the Board of Directors, we are mailing this proxy statement, the enclosed proxy card, and our 2011 Annual Report to all stockholders entitled to vote at the Annual Meeting beginning on or about March 26, 2012.

In this proxy statement, terms such as “we,” “us” and “our” refer to GTx, Inc., which may also be referred to from time to time as “GTx.”

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

The Annual Meeting will be held at 4:00 p.m., Central Daylight Time, on Thursday, May 3, 2012.

Where will the Annual Meeting be held?

The Annual Meeting will be held at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103. For directions to attend the Annual Meeting, please contact Investor Relations. The contact information for Investor Relations is described under “Who should I contact if I have any questions?” below. Information on how to vote in person at the Annual Meeting is discussed below.

What items will be voted on at the Annual Meeting?

There are two matters scheduled for a vote:

•	To elect the two nominees for Class II director named herein to serve until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified; and

•	To ratify the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What are the Board of Directors’ recommendations?

Our Board of Directors recommends that you vote:

•	FOR” the election of both of the nominees named herein to serve on the Board of Directors; and

•	FOR” the ratification of the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Will GTx’s directors be in attendance at the Annual Meeting?

GTx encourages, but does not require, its directors to attend annual meetings of stockholders. However, GTx currently anticipates that all of its directors will attend the Annual Meeting. All but one of GTx’s then-current directors attended the 2011 Annual Meeting of Stockholders.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, March 5, 2012, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on March 5, 2012, GTx had 62,803,673 shares of common stock outstanding.

Stockholders of Record: Shares Registered in Your Name. If on March 5, 2012, your shares were registered directly in your name with GTx’s transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on March 5, 2012, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

You may either vote “FOR” each nominee to the Board of Directors or you may withhold your vote for any nominee that you specify. For Proposal No. 2, you may vote “FOR” or “AGAINST”, or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada using a touch-tone phone and follow the instructions provided by the recorded message. Your vote must be received by 1:00 a.m. Central Daylight Time on May 2, 2012 to be counted.

•

To vote on the Internet, go to www.envisionreports.com/GTXI to complete an electronic proxy card and follow the steps outlined on the secured website. Your vote must be received by 1:00 a.m. Central Daylight Time on May 2, 2012 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from GTx. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 5, 2012.

What if I return a proxy card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	“FOR” the election of both of the nominees named herein to serve on the Board of Directors; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

Can I change my vote after submitting my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date;

•	You may send a written notice that you are revoking your proxy to GTx, Inc. at 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103, Attention: Henry P. Doggrell, Corporate Secretary; or

•

You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “WITHHOLD” and broker non-votes with respect to the election of directors, and, with respect to Proposal No. 2, “FOR” and “AGAINST” votes, abstentions and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on both of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and entitled to vote and will have the same effect as “AGAINST” votes on Proposal No. 2. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on any of the proposals.

What is the vote required for each proposal?

•	For the election of the Class II directors, the two nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

•

To be approved, Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2012, must receive a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On March 5, 2012, the record date, there were 62,803,673 shares outstanding and entitled to vote. Thus, at least 31,401,837 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, either the Chairman of the meeting or a majority of the votes present in person or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results are expected to be published in a current report on Form 8-K filed by GTx with the Securities and Exchange Commission on or before the fourth business day following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days following the Annual Meeting, we intend to file a Form 8 K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

ADDITIONAL MEETING-RELATED INFORMATION

How and when may I submit a stockholder proposal for GTx’s 2013 Annual Meeting?

Our annual meeting of stockholders generally is held in April or May of each year. We will consider for inclusion in our proxy materials for the 2013 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices no later than November 26, 2012 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if our 2013 Annual Meeting of Stockholders is not held between April 3, 2013 and June 2, 2013, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. Proposals must be sent to our Corporate Secretary at GTx, Inc., 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103.

Pursuant to GTx’s bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2013 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on November 26, 2012, nor earlier than the close of business on October 27, 2012. We also advise you to review GTx’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2013 Annual Meeting of Stockholders between April 3, 2013 and June 2, 2013. A stockholder’s notice to our Corporate Secretary must set forth the information required by GTx’s bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. The Chairman of the 2013 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2013 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which GTx has not been provided with timely notice and (ii) any proposal made in accordance with GTx’s bylaws, if the proxy statement for the 2013 Annual Meeting of Stockholders briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934, as amended.

How can I obtain a copy of GTx’s Form 10-K?

We will mail to you without charge, upon written request, a copy of our Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2011, as well as a copy of any exhibit specifically requested. Requests should be sent to: Corporate Secretary, GTx, Inc., 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov).

In addition, a copy of our 2011 Annual Report to Stockholders is being mailed along with this proxy statement and is also available at www.edocumentview.com/GTXI. Our 2011 Annual Report to Stockholders is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

What proxy materials are available on the Internet?

This proxy statement and our 2011 Annual Report to Stockholders are available at www.edocumentview.com/GTXI.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are GTx stockholders will be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report in the future you may notify your broker or GTx. You can notify us by sending a written request to GTx, Inc., c/o Henry P. Doggrell, Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103, or by calling (901) 523-9700. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, GTx will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, our proxy materials or your ownership of our common stock, please contact Henry P. Doggrell, Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103, Telephone 901-523-9700, by Fax: 901-844-8075 or by e-mail at investor.relations@gtxinc.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GTx’s Board of Directors is divided into three classes. GTx’s charter documents provide that each class must consist, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the authorized number of directors.

The Board of Directors presently has seven members. There are currently two directors in Class II, the class whose term of office expires at the Annual Meeting. J. Kenneth Glass and Mitchell S. Steiner, each of whom is a current Class II director, was recommended for re-election to our Board of Directors by our Nominating and Corporate Governance Committee and was nominated for re-election by the Board of Directors. If elected at the Annual Meeting, each of Mr. Glass and Dr. Steiner will serve until the 2015 Annual Meeting of Stockholders and until his successors is elected and qualified, or until his earlier death, resignation or removal.

Prior to the resignations of Marc S. Hanover and John H. Pontius from the Board of Directors in August 2011, there were three directors in Class II, three directors in Class III, the class whose term of office expires at the 2013 Annual Meeting of Stockholders, and three directors in Class I, the class whose term of office expires at the 2014 Annual Meeting of Stockholders. As a result of the resignations of Messrs. Hanover and Pontius (each of whom was a Class II director) from the Board of Directors in August 2011, there was only one director in Class II. As noted above, GTx’s charter documents require, as nearly as possible, an equal apportionment among the three classes of GTx’s classified Board of Directors. Solely in order to correct the imbalance among the three classes of directors, Dr. Steiner resigned from the Board as a Class III director and, upon the recommendation of the Nominating and Corporate Governance Committee, was immediately reappointed by the Board as a Class II director, to serve for the remainder of the term of the Class II directors and until his successor is elected and qualified. The reallocation of Dr. Steiner from one class of directors to another class of directors had no effect on any aspect of his employment relationship or compensatory arrangements with GTx. Likewise, the resignation of Mr. Hanover from the Board of Directors had no effect on any aspect of his employment relationship or compensatory arrangements with GTx, and he continues to serve as GTx’s President and Chief Operating Officer.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of Mr. Glass and Dr. Steiner. In the event that either nominee should be unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose. Mr. Glass and Dr. Steiner have both agreed to serve if elected.

The following includes a brief biography of both of the nominees standing for election to the Board of Directors at the Annual Meeting, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of our Board of Directors.

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2015 Annual Meeting

J. Kenneth Glass

Mr. Glass, age 65, has served as a director since March 2004, and currently serves as the Chair of the Audit Committee and also currently serves on the Compensation Committee. Mr. Glass retired as Chairman of the Board, President and Chief Executive Officer of First Horizon National Corporation (NYSE: FHN), or First Horizon, as of January 29, 2007. Mr. Glass was named President and Chief Executive Officer of First Horizon in July 2002, and he also became First Horizon’s Chairman of the Board in January 2004. From 2003 through 2007, Mr. Glass served as a director of FedEx Corporation (NYSE: FDX). From July 2001 through July 2002, Mr. Glass was President and Chief Operating Officer of First Horizon. From 1993 to 2001, Mr. Glass was Business Unit President of First Tennessee Bank. Mr. Glass received his B.A. in Accounting from Harding University and graduated from Harvard Business School’s Advanced Management Program. As Chairman and Chief Executive Officer of one of the largest banks in Tennessee, Mr. Glass was recruited to the GTx Board to provide financial and business leadership expertise to the Board. With his background in accounting and as a Chief Executive Officer, Mr. Glass serves in the role of a financial expert for our Audit Committee, and his years of experience leading a publicly-owned bank holding company has provided him with the organizational skills, risk management expertise and leadership he currently brings to the Board and the Audit Committee.

Mitchell S. Steiner, M.D., F.A.C.S.

Dr. Steiner, age 51, a co-founder of GTx, has served as our Chief Executive Officer and Vice-Chairman of our Board of Directors since our inception in September 1997. From 1995 to 2003, Dr. Steiner held numerous academic appointments, including Chairman and Professor of Urology, Director of Urologic Oncology and Research and the Chair of Excellence in Urologic Oncology at the University of Tennessee. Since 2003, Dr. Steiner has continued to serve on the faculty at the University of Tennessee. Dr. Steiner holds a B.A. in Molecular Biology from Vanderbilt University and an M.D. from the University of Tennessee, and performed his surgery and urologic training at The Johns Hopkins Hospital. Dr. Steiner serves as Chief Executive Officer to GTx, and is responsible for formulating the overall product development and commercial strategies for GTx. Dr. Steiner’s knowledge of all aspects of our business and its history, combined with his drive for innovation and excellence, position him well to serve as our Chief Executive Officer and Vice-Chairman of the Board.

The Board of Directors unanimously recommends a vote in favor of both of our nominees for Class II Director.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

AND CERTAIN CORPORATE GOVERNANCE MATTERS

Continuing Directors

In addition to the two Class II director nominees, GTx has five other directors who will continue in office after the Annual Meeting with terms expiring in 2013 and 2014. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board of Directors.

Class III Directors Continuing in Office Until the 2013 Annual Meeting

Michael G. Carter, M.D., Ch.B., F.R.C.P.

Dr. Carter, age 74, was appointed as a director in May 2006 and currently serves on the Compensation Committee. Dr. Carter has been a non-executive director of Micromet, Inc. (NASDAQ: MITI) and Santarus, Inc. (NASDAQ: SNTS) since 2004, and a non-executive director of Fulcrum Pharma, PLC (AIM: FUL) from 2005 to 2010. Dr. Carter was a member of the Advisory Board of Paul Capital Royalty Fund from 2005 to 2008, and has been a venture partner with SV Life Sciences Advisers, LLP since 1998 and a member of the strategic advisory board of Cowen Healthcare Royalty Partners since September 2009. Dr. Carter was the non-executive chairman of Metris Therapeutics, Ltd., a biotechnology firm specializing in women’s healthcare from 1999 to 2008. Dr. Carter served on the Pharmaceutical Board of Zeneca Pharmaceuticals, a predecessor company of AstraZeneca, and held various positions with Zeneca from 1984 to 1998, including International Medical Director and International Marketing Director. From 1985 to 1995, Dr. Carter served as a member of the U.K. Government’s Medicines Commission. Dr. Carter is an Elected Fellow of the Royal Pharmaceutical Society, Faculty of Pharmaceutical Medicine, and of the Royal College of Physicians of Edinburgh. Dr. Carter holds a bachelor’s degree in pharmacy from London University (U.K.) and a medical degree from Sheffield University Medical School (U.K.). Dr. Carter brings to the GTx Board specific expertise in the development and commercialization of pharmaceutical products by both large pharmaceutical companies and small specialty biotech companies. His advice regarding product launch preparations has been especially valuable to both the Board and management.

J. R. Hyde, III

Mr. Hyde, age 69, has served as the Chairman of our Board of Directors since November 2000, and currently serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Since 1989, Mr. Hyde has been the sole stockholder and President of Pittco Holdings, Inc., a private institutional investment company. Since 1996, when Mr. Hyde made a substantial contribution to support Dr. Steiner’s research, Mr. Hyde has been instrumental in forming and financing GTx and is our largest stockholder. Mr. Hyde was the Chairman of the Board of Directors of AutoZone, Inc. (NYSE: AZO) from 1986 to 1997 and the Chief Executive Officer of AutoZone from 1986 to 1996. From March 2005 to June 2007, Mr. Hyde served as the non-executive chairman of the Board of Directors of AutoZone, Inc., and continues to serve as a member of the Board. He was also Chairman and Chief Executive Officer of Malone & Hyde, Inc., AutoZone’s former parent company, from 1972 until 1988. Mr. Hyde also served as a director of FedEx Corporation (NYSE: FDX) from 1977 to 2011. As our largest stockholder and with a long history of serving as both Chairman and Chief Executive Officer of a large publicly-traded company and a member of the board of directors of other public companies, Mr. Hyde has continued to serve as a principal architect of our public company governance structure, and is the primary advisor to senior management on all matters of strategic importance. The Board believes that Mr. Hyde’s leadership role and public company experience continues to qualify him as the best candidate to Chair GTx’s Board of Directors.

Class I Directors Continuing in Office Until the 2014 Annual Meeting

Barrington J. A. Furr, Ph.D.

Dr. Furr, age 68, has served as a director since January 2011 and currently serves as a member of the Nominating and Corporate Governance Committee. Dr. Furr holds a Ph.D. in Reproductive Endocrinology from the University of Reading (United Kingdom). From 1972 to 2005, he worked for AstraZeneca and its predecessor companies. Following the 1999 merger of Zeneca with Astra, Dr. Furr was appointed Chief Scientist and Head of Project Evaluation at AstraZeneca. Dr. Furr serves as a non-executive director of the Medicines and Healthcare products Regulatory Agency (MHRA) of the Department of Health of the United Kingdom. He also serves as a non-executive director of the leading international animal genetics company, Genus plc (LSE:GNS), and he was recently appointed as the non-executive chairman of Llangarth Limited, a drug consultancy company. Dr. Furr has been recognized extensively for his work on Zoladex®, the LHRH agonist for the first line treatment of advanced prostate cancer, and Casodex®, the largest selling anti-androgen in the United States, Europe and Japan. He was awarded the Society for Drug Research Drug Discovery Award and the Jubilee Medal of the Society of Endocrinology. For his services to cancer drug discovery, he was made an Officer of the Order of the British Empire in January 2000. Dr. Furr was added to the Board to bolster the Board’s expertise in drug development, particularly with respect to therapies for treating prostate cancer, which is a significant focus for GTx. Additionally, Dr. Furr’s work with MHRA is expected to provide GTx with better insight and understanding of European regulatory requirements for drug development as we plan for and potentially initiate clinical studies outside of the United States.

Kenneth S. Robinson, M.D., M.Div.

Dr. Robinson, age 57, has served as a director since May 2008 and currently serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. From 2003 through 2007, Dr. Robinson served in the cabinet of Tennessee Governor Phil Bredesen as Commissioner of Health, and in April 2009, Dr. Robinson accepted an appointment to provide executive-level public health leadership and consultation as the Health Officer of Shelby County, Tennessee, the county in which GTx is located. In February 2011, Dr. Robinson was appointed as Public Health Policy Advisor for Shelby County, Tennessee. From 1982 through 1991, Dr. Robinson taught and practiced internal medicine at Vanderbilt University School of Medicine, and from 1991 through 2003, he was an Assistant Dean at the University of Tennessee College of Medicine. Since 1991, he has served as Pastor and Chief Executive of St. Andrew AME Church. Dr. Robinson holds a B.A., cum laude, from Harvard University, a M.D. from Harvard Medical School, and a Master of Divinity from Vanderbilt Divinity School. As a Harvard trained physician who has experience in overseeing the complexities of federal and state agencies’ provision of healthcare to elderly and indigent patients, Dr. Robinson brings to the GTx Board expertise in governmental reimbursement related issues and the role of government in the development and delivery of healthcare services. Dr. Robinson, an African American, adds an element of racial balance to the Board and also provides a voice for GTx with state and local officials.

Timothy R. G. Sear

Mr. Sear, age 74, was originally appointed as a director in October 2004, and currently serves as Chair of the Compensation Committee and as a member of the Audit Committee. Mr. Sear served as Chairman Emeritus of Alcon, Inc. (NYSE: ACL) until May 2010, having previously retired from the offices of President and Chief Executive Officer on September 30, 2004. Prior to serving as President and Chief Executive Officer of Alcon, Mr. Sear served as Executive Vice President for Alcon’s U.S. Operations from 1996 through 1997 and also as Executive Vice President for Alcon’s International Division from 1988 to 1996. Mr. Sear is a graduate of Manchester University in the U.K. and Copenhagen University, Denmark and received an MBA in International Business from Indiana University. He is also a graduate of Harvard Business School’s Advanced Management Program. Mr. Sear previously served as director of Sigma Aldrich, Inc. (NASDAQ: SIAL) from 2005 to 2009. Having retired as President and Chief Executive Officer of Alcon, one of the leading global companies in combating eye diseases and developing related eye care products, Mr. Sear brings to GTx expertise in overseeing research and development efforts and developing commercial products for the global markets. Mr. Sear also has extensive commercial and financial experience, both academically and professionally, which continues to prove useful to members of the Board and senior management.

Director Independence

As required under the NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Consistent with the requirements of the SEC and NASDAQ, our Board of Directors reviews all relevant transactions or relationships between each director, and GTx, its senior management and its independent registered public accounting firm. During this review, the Board considers whether there are any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of GTx’s senior management or their affiliates. The Board consults with GTx’s corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

As a result of this review, the Board affirmatively determined that the following six of our seven current directors are independent members of the Board of Directors within the meaning of the applicable NASDAQ listing standards: Mr. Hyde (Chairman), Dr. Carter, Dr. Furr, Mr. Glass (Nominee), Dr. Robinson and Mr. Sear. The Board also previously determined that Mr. Pontius, who resigned from the Board of Directors in August 2011, was an independent member of the Board of Directors within the meaning of the applicable NASDAQ listing standards. As a result of Mr. Hyde’s significant stock ownership in GTx, Mr. Hyde is not considered “independent” under applicable NASDAQ and SEC standards pertaining to membership of the Audit Committee (Mr. Hyde is not a member of the Audit Committee). Mr. Pontius is the President of Pittco Management, LLC, a limited liability company of which Mr. Hyde is the chief manager. Notwithstanding Mr. Hyde’s significant ownership stake in our company and Mr. Pontius’ affiliation with Mr. Hyde, the Board affirmatively determined that such relationships would not interfere with either Mr. Hyde’s or Mr. Pontius’ exercise of independent judgment in carrying out the responsibilities of a director. Dr. Steiner, our Chief Executive Officer is not “independent” within the meaning of the NASDAQ listing standards. Likewise, the Board previously determined that Mr. Hanover, who serves as our President and Chief Operating Officer and who resigned from the Board in August 2011, was not “independent” within the meaning of the NASDAQ listing standards. In determining that Dr. Robinson and Mr. Hyde are independent within the meaning of the applicable NASDAQ listing standards, the Nominating and Corporate Governance Committee and the Board considered Dr. Robinson’s service as a director of a charitable organization of which Mr. Hyde is chair, as well as Dr. Robinson’s position as Chief Executive Officer of a charitable organization that is a grantee of the J.R. Hyde Jr. Foundation and the J.R. Hyde III Family Foundation, and determined that such relationships would not interfere with either Dr. Robinson’s or Mr. Hyde’s exercise of independent judgment in carrying out the responsibilities of a director.

The Compensation Committee and the Nominating and Corporate Governance Committee of the Board are comprised entirely of directors who are independent within the meaning of the NASDAQ listing standards, and the members of the Audit Committee are independent under applicable NASDAQ listing standards and SEC rules. In addition, the Board of Directors has determined that Mr. Glass, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of the SEC rules.

Board Leadership Structure and Risk Oversight

Since we became a public company in February 2004, we have operated with a non-executive Chairman of the Board who leads the Board, and a Chief Executive Officer with responsibility for running GTx who is also a member of the Board and serves as the Vice-Chairman of the Board. The Chairman of our Board, Mr. Hyde, is responsible for:

•	providing leadership to the Board and facilitating communication among directors;

•	setting the Board meeting agendas in consultation with the Chief Executive Officer and Chief Operating Officer;

•	presiding at Board meetings, executive sessions and stockholder meetings; and

•	facilitating the flow of information between management and the directors on a regular basis.

We believe that our Chief Executive Officer and our Chairman have an excellent working relationship that has allowed Dr. Steiner to focus on the challenges that GTx faces in the current business environment. While our Guidelines on Governance Issues (a copy of which can be found on our corporate website at www.gtxinc.com under “About GTx” at “Governance”) does not require that we separate the duties of Chairman of the Board from those of the Chief Executive Officer, we have found combining Mr. Hyde’s strategic focus with the day-to-day operational skills provided by our Chief Executive Officer ensures a mature, thoughtful and complete review of matters of importance to GTx. Also, having the opportunity for the independent directors to meet in executive session, which they do following the conclusion of each regularly scheduled Board meeting, gives our Board ample opportunity to openly question and discuss matters pertaining to senior management, including the appropriateness of their direction and actions.

Our Board currently has six independent members within the meaning of the applicable NASDAQ listing standards and one non-independent member, Dr. Steiner, our Chief Executive Officer. A number of our independent Board members have served as members of senior management of other public companies and are serving or have served as directors of other public companies. We have three Board committees comprised solely of independent directors within the meaning of the applicable NASDAQ listing standards, each with a different independent director serving as the Chair of the committee. We believe that the number of independent, experienced directors who make up our Board, along with the independent oversight of the Board by our non-executive Chairman, benefits GTx and our stockholders.

Our Audit Committee is primarily responsible for overseeing GTx’s risk management process on behalf of the full Board. The Audit Committee receives reports from management periodically regarding GTx’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers GTx’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing GTx and GTx’s general risk management strategy, and also ensure that risks undertaken by GTx are consistent with the Board’s appetite for risk. While the Audit Committee is primarily responsible for overseeing GTx’s risk management, company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Pursuant to our bylaws and our Guidelines on Governance Issues, our Board determines the best Board leadership structure for our company from time to time. As part of our annual Board self-evaluation process, the Board evaluates our leadership structure in an effort to ensure that it provides the optimal structure for our company and for our stockholders.

Board and Committee Meetings; Attendance

GTx encourages, but does not require its directors to attend annual meetings of stockholders. All of our then-current directors, with the exception of Mr. Sear, attended the 2011 Annual Meeting of Stockholders. For 2011, each director attended at least 75% of the aggregate of (a) all meetings of the Board and (b) any committees on which he or she served, except for Mr. Sear, who attended 71% of the aggregate of such meetings. In 2011, the Board of Directors held five meetings, and the number of meetings held by the Board committees is set forth in the table below. In addition, our non-management directors hold executive sessions after the conclusion of each regularly scheduled Board meeting. Mr. Hyde presides as Chairman over each executive session of the Board.

Board Committees

GTx’s Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on GTx’s website (www.gtxinc.com) under “About GTx” at “Governance.” The current membership of and information about each of our standing Board committees are shown below.

Standing Committees/Current Members	Committee Functions
Audit Committee Current Members Mr. Glass (Chair) Dr. Robinson Mr. Sear Number of Meetings held in 2011: Six

•        Oversees financial and operational matters involving accounting, corporate finance, internal and independent auditing, internal control over financial reporting, compliance, and business ethics.

•        Oversees other financial audit and compliance functions as assigned by the Board.

•        Primarily responsible for overseeing GTx’s risk management process.

•        Has the sole authority to select, evaluate, replace and oversee GTx’s independent registered public accounting firm.

•        Has the sole authority to approve non-audit and audit services to be performed by the independent registered public accounting firm.

•        Monitors the independence and performance of the independent registered public accounting firm.

•        Provides an avenue of communications among the independent registered public accounting firm, management and the Board of Directors.

•        Reviews, approves and provides oversight of “related party transactions.”

•        Has the specific responsibilities and authority necessary to comply with the NASDAQ listing standards applicable to audit committees.

Committee/Current Members	Committee Functions
Compensation Committee Current Members: Mr. Sear (Chair) Dr. Carter Mr. Glass Mr. Hyde Number of Meetings held in 2011: Four

•        Reviews the performance of GTx officers and establishes overall executive compensation policies and programs.

•        Reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives for GTx officers (no member of the committee may be a member of management or eligible for compensation other than as a director).

•        Reviews Board compensation and stock ownership matters.

•        Reviews and discusses with management the information contained in the Compensation Discussion and Analysis section of our annual proxy statements.

Committee/Current Members	Committee Functions
Nominating and Corporate Governance Committee Current Members: Dr. Robinson (Chair) Dr. Furr Mr. Hyde Number of Meetings held in 2011: Four

•        Evaluates governance standards for GTx to ensure that appropriate governance policies and procedures have been established and are being followed.

•        Develops criteria to determine the qualifications and appropriate tenure of directors.

•        Reviews such qualifications and makes recommendations to the Board regarding the nomination of current directors for re-election to the Board as well as new nominees to fill vacancies on the Board.

•        Considers stockholder recommendations for Board nominees, as described below.

•        Recommends to the Board the chairmanship and membership of each Board committee.

•        Considers applicable social and ethical issues and other matters of significance in areas related to corporate public affairs.

•        Reviews succession plans for GTx officers.

Nominating and Corporate Governance Committee Matters

The Nominating and Corporate Governance Committee expects, as minimum qualifications, that nominees to the Board (including incumbent directors) will enhance the Board’s management, finance, commercial and/or scientific expertise, will not have a conflict of interest and will have a high ethical standard and, with respect to new members of the Board, a willingness to serve at least an initial three year term for the Nominating and Corporate Governance Committee to recommend them to the Board of Directors. A director nominee’s knowledge and/or experience in areas such as, but not limited to, the medical, pharmaceutical, biotechnology, biopharmaceutical or life sciences industry, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of the Board as a whole. While we do not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations. Other characteristics, including but not limited to, the director nominee’s material relationships with GTx, time availability, service on other boards of directors and their committees, or any other characteristics which may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee are reviewed for purposes of determining a director nominee’s qualification.

Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board, the operating requirements of GTx and the long-term interests of GTx’s stockholders. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to GTx during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee has evaluated, and recommended the nomination of, both of the directors currently standing for re-election at the Annual Meeting.

The Board of Directors does not impose term limits or a mandatory retirement age for directors, except that GTx’s Chief Executive Officer (and the Chief Operating Officer, if he or she is a member of the Board) is required to leave the Board if he or she ceases to serve as GTx’s Chief Executive Officer (or Chief Operating Officer, as the case may be). While it is believed that a director’s knowledge and/or experience can continue to provide benefit to the Board of Directors following a director’s retirement from his or her primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken, and therefore his or her ability to continue to be an active contributor to the Board of Directors will be reviewed. Upon a director’s change in his or her employment status, if any, he or she is required to notify the Chairman of the Board of Directors and the Chair of the Nominating and Corporate Governance Committee of such change and to offer his or her resignation for review.

Compensation Committee Matters

Scope of Authority. The Compensation Committee acts on behalf of the Board of Directors to establish the compensation of executive officers of GTx and provides oversight of GTx’s compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to GTx’s benefit plans, stock plans and bonus plans covering executive officers and other senior management. In overseeing those plans, the Compensation Committee has the sole authority for day-to-day administration and interpretation of the plans. Our Compensation Committee retains the authority for establishing all matters with respect to the compensation of our executive officers, although our Compensation Committee may recommend to the full Board of Directors that it take action with respect to such compensation matters. The Compensation Committee has the authority to engage outside advisors to assist it in the performance of its duties; however, the Compensation Committee may not delegate its authority to others.

Mr. Sear, as Chair of the Compensation Committee, is responsible for setting the agenda for meetings. Our Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other officers of GTx. More information regarding the Compensation Committee’s process and procedures for determining and evaluating our executive officers’ compensation packages can be found under the caption “Compensation Discussion and Analysis” below.

Compensation Consultants. Under its charter, the Compensation Committee has the power and authority to hire outside advisors or consultants to assist it in fulfilling its responsibilities upon terms and conditions established by the Compensation Committee. GTx is financially responsible for the fees of any advisor or consultant engaged by the Compensation Committee. While the Compensation Committee has in the past retained a third party compensation consultant to assist the Compensation Committee with its analysis and determination of the compensation of our executive officers, consistent with its practice in 2010, the Compensation Committee decided not to retain a third party compensation consultant to assist it in making compensation decisions for our named executive officers for fiscal year 2011. The Compensation Committee believed that doing so was a responsible way to minimize the costs of our compensation programs, particularly given the general consistency of our compensation programs in the last few years. However, in 2011 as in prior years, at the direction of the Compensation Committee, our finance department obtained compensation data for executive officers at our peer group companies (which peer group is selected by the Compensation Committee each year) from Equilar, Inc., or Equilar, a web-based independent executive compensation firm. Equilar did not provide any consulting services to GTx or the Compensation Committee in 2011.

Roles of Executives in Establishing Compensation. Our Chief Executive Officer, Dr. Steiner, provides to the Compensation Committee an annual performance review of each of our other executive officers which is considered by the Compensation Committee in its determination of compensation for such officers. Dr. Steiner and our Chief Operating Officer, Mr. Hanover, also recommend to the Compensation Committee the number of stock options to be granted to new hires and existing employees. It is within the prerogative of the Compensation Committee to approve, modify or disapprove any recommendations for grants of options to GTx employees. Dr. Steiner and Mr. Hanover also provide recommendations to the Compensation Committee with respect to the specific performance goals to be achieved to receive executive bonus compensation under GTx’s Executive Bonus Compensation Plan. Additional information on the role of our executive officers in establishing compensation can be found under the caption “Compensation Discussion and Analysis” below.

Director Compensation. The Board of Directors sets non-management directors’ compensation at the recommendations of the Nominating and Corporate Governance Committee and the Compensation Committee. Periodically, at the request of the Nominating and Corporate Governance Committee, compensation data obtained by Equilar is provided to the Nominating and Corporate Governance Committee and the Compensation Committee relating to director compensation paid by comparable companies, based on the peer group of biopharmaceutical companies initially established for the purpose of competitive compensation comparisons by Mercer, and then refined thereafter from time to time by the Compensation Committee as described above. The Nominating and Corporate Governance Committee uses this information in making its recommendations to the Compensation Committee about whether and to what extent director compensation should be modified. The Compensation Committee considers the information supplied by Equilar, as well as the recommendations of the Nominating and Corporate Governance Committee, and determines whether it will recommend to the Board of Directors that the Board of Directors consider approving any modifications to the compensation paid to directors by GTx. The Compensation Committee and Board of Directors believe that: director compensation should fairly compensate directors for work required in a company of GTx’s size and scope; the compensation should align directors’ interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

During 2011, our non-employee directors were entitled to cash retainers in quarterly increments based on an annualized rate of $25,000 a year, or $35,000 a year for our Audit Committee Chair, plus an attendance fee of $2,000 for every Board and committee meeting attended (and $750 for any telephonic meeting attended). Under our Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan, or the Directors’ Option Plan, non-employee directors were eligible to receive in 2011 an initial stock option grant under the Directors’ Option Plan to purchase 15,000 shares of GTx common stock upon their initial election to the Board, and each continuing non-employee director was eligible to receive an annual stock option grant to purchase 15,000 shares of GTx common stock. In 2010, the number of shares subject to annual stock option grants under the Directors’ Option Plan was 10,000 shares. Based on the data and market information from the companies in our peer group received from Equilar, in early 2011, the Board of Directors, with the recommendation of the Compensation Committee, approved an increase in the number of shares subject to annual stock option grants under the Directors’ Option Plan from 10,000 shares to 15,000 shares, effective for the 2011 annual grants and thereafter. For more information on the compensation arrangements for our non-employee directors, please see the section entitled “Director Compensation” below.

Compensation Committee Charter. Our Compensation Committee reviews its charter on an annual basis and, if necessary, recommends changes to the Board of Directors for its approval. A copy of the Compensation Committee’s charter can be found on our corporate website at www.gtxinc.com under “About GTx” at “Governance.”

Stockholder Nomination Policy

It is the Nominating and Corporate Governance Committee’s policy to review and consider all candidates for nomination and election as directors who may be suggested by any director or executive officer of GTx. The Nominating and Corporate Governance Committee will also consider any director candidate recommended by any stockholder if the recommendation is made in accordance with GTx’s charter, bylaws and applicable law, although no director candidate has been recommended to date by any stockholder, other than members of the Board of Directors and management who are also stockholders of GTx. To be considered, a recommendation for director nomination should be submitted in writing to: GTx, Inc., Nominating and Corporate Governance Committee, Attention: Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. When submitting candidates for nomination to be elected at GTx’s annual meetings of stockholders, stockholders must follow the notice procedures and provide the information required by GTx’s bylaws. In particular, for the Nominating and Corporate Governance Committee to consider a candidate recommended by a stockholder for nomination at the 2013 Annual Meeting of Stockholders, the recommendation must be delivered to GTx’s Corporate Secretary, in writing, not later than the close of business on November 26, 2012, nor earlier than the close of business on October 27, 2012, subject to the different notice submission date requirements provided for in GTx’s bylaws in the event that GTx does not hold its 2013 Annual Meeting of Stockholders between April 3, 2013 and June 2, 2013. The recommendation must include the same information as is specified in GTx’s bylaws for stockholder nominees to be considered at an annual meeting, including the following:

•	the stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	the class and number of shares of GTx that are owned beneficially and of record by such stockholder and such beneficial owner;

•	a description of all arrangements or understandings between the stockholder and the proposed nominee and any other person or persons regarding the nomination;

•	the nominee’s written consent to being named in GTx’s proxy statement as a nominee and to serving as a director if elected; and

•

all information regarding the nominee that would be required to be included in GTx’s proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any directorships held by the nominee during the past five years.

Code of Business Conduct and Ethics and Guidelines on Governance Issues

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all officers, directors and employees as well as Guidelines on Governance Issues. These documents are available on GTx’s website (www.gtxinc.com) under “About GTx” at “Governance.” GTx will provide a copy of these documents to any stockholder, without charge, upon request, by writing to: GTx, Inc., Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on our website at the address and the locations specified above.

Communications with the Board

Stockholders and other interested parties may communicate in writing with our Board of Directors, any of its committees, or with any of its non-management directors by sending written communications addressed to: GTx, Inc., Attention: Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. Our Corporate Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, our Corporate Secretary will discard the communication.

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters

We have adopted policies on the reporting of concerns to our Compliance Officer and Audit Committee regarding any suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls or auditing matters, or misconduct. Any person who has a concern regarding any misconduct by any GTx employee, including any GTx officer, or any agent of GTx, may submit that concern to: GTx, Inc., Attention: Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. Employees may communicate all concerns regarding any misconduct to our Compliance Officer and/or the Audit Committee on a confidential and anonymous basis through GTx’s “whistleblower” hotline, the compliance communication phone number established by GTx: 1-877-778-5463, or by filing an anonymous, confidential report through Report-it.com, a web-based online service for “whistleblower” communications accessed at www.reportit.net. Any communications received through the toll free number or the online service is promptly reported to GTx’s Compliance Officer, as well as other appropriate persons within GTx.

AUDIT COMMITTEE REPORT(1)

The Audit Committee of the Board of Directors operates under a written charter approved by the Board of Directors, which is available on GTx’s website (www.gtxinc.com) under “About GTx” at “Governance.” The Audit Committee’s charter specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

•	the engagement and performance of the independent registered public accounting firm;

•	the quality and integrity of GTx’s financial statements;

•	the performance of GTx’s internal audit function;

•	GTx’s system of internal controls;

•	compliance with legal and regulatory requirements; and

•	GTx’s risk management process.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors the preparation of quarterly and annual financial reports by GTx’s management;

•	supervises the relationship between GTx and its independent registered public accounting firm, including:

•	having direct responsibility for its appointment, compensation and retention;

•	reviewing the scope of its audit services;

•	approving audit and non-audit services; and

•	confirming the independence of the independent registered public accounting firm;

•

oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of GTx’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of GTx’s internal auditing program; and

•

supervises the functions of our internal auditor, who is a GTx employee reporting to the Audit Committee, which includes reviewing and testing the effectiveness of GTx’s systems of internal and disclosure controls.

Management is responsible for: the preparation, presentation and integrity of GTx’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, GTx’s internal control over financial reporting. GTx’s internal auditor is responsible for testing such internal controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of GTx’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon, as well as expressing an opinion on the effectiveness of GTx’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management, the internal auditor and the independent registered public accounting firm to review and discuss the audited financial statements, including a discussion of the quality and acceptability of GTx’s financial reporting and controls. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has also received both management’s and the independent registered public accountant’s reports on internal control over financial reporting.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended that the Board of Directors include the audited financial statements in GTx’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

J. Kenneth Glass, Chair
Kenneth S. Robinson Timothy R. G. Sear

(1)

This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of GTx under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and the Board of Directors has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited GTx’s financial statements since its inception in 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and to answer any appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm is not required by GTx’s bylaws or other governing documents. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either for or against the proposal. The Audit Committee will consider a vote against Ernst & Young LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of GTx and our stockholders.

Stockholder approval of this Proposal No. 2 requires a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

On behalf of the Audit Committee, the Board of Directors unanimously recommends a vote “FOR” Proposal No. 2.

Independent Registered Public Accounting Firm’s Fees

The following table shows the fees paid or accrued by GTx for audit and other services provided by Ernst & Young LLP, GTx’s independent registered public accounting firm, for the years ended December 31, 2010 and 2011.

	September 30,	September 30,	September 30,	September 30,	September 30,
Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees	Total Fees
2010	$418,141	—	$45,041	—	$463,182
2011	$413,097	—	$39,569	—	$452,666

(1)	“Audit Fees” consisted of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements. Also includes fees for services provided in connection with other statutory or regulatory filings or engagements, such as comfort letters, attest service, consents and review of documents filed with the SEC.

(2)	“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed for fiscal 2010 or fiscal 2011.

(3)	“Tax Fees” consisted of fees associated with tax compliance, including tax return preparation.

Pre-Approval Policies and Procedures

Applicable SEC rules require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. On March 18, 2004, our Audit Committee began pre-approving all services by Ernst & Young LLP and has pre-approved all new services since that time.

The Audit Committee pre-approves all audit and non-audit services to be performed for GTx by its independent registered public accounting firm. The Audit Committee does not delegate the Audit Committee’s responsibilities under the Securities Exchange Act of 1934 to GTx’s management. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant pre-approvals of audit services of up to $25,000; provided that any such pre-approvals are required to be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young’s independence.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of GTx’s equity compensation plans in effect as of December 31, 2011:

	September 30,		September 30,		September 30,
Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	4,945,565		$9.12		1,800,408	(1)
Equity compensation plans not approved by security holders	131,552	(2)	—	(2)	—	(3)
Total	5,077,117		$9.12		1,800,408	(1)(3)

(1)	In 1999, 2000, 2001 and 2002, we adopted the Genotherapeutics, Inc. Stock Option Plan, or the 1999 Plan, the GTx, Inc. 2000 Stock Option Plan, or the 2000 Plan, the GTx, Inc. 2001 Stock Option Plan, or the 2001 Plan, and the GTx, Inc. 2002 Stock Option Plan, or the 2002 Plan, respectively. An aggregate of 47,864 shares of GTx common stock remained available for issuance under the 1999 Plan, the 2000 Plan and the 2002 Plan. The 2001 Plan has expired, and the 2002 Plan will expire in August 2012. On January 14, 2004, we adopted the GTx, Inc. 2004 Equity Incentive Plan, or the 2004 Plan, and the GTx, Inc. 2004 Non-Employee Directors’ Stock Option Plan (which was subsequently amended and restated), or the Directors’ Option Plan, both of which became effective upon the consummation of GTx’s initial public offering of its common stock. As of December 31, 2011, an aggregate of 1,668,377 shares of GTx common stock remained available for issuance under the 2004 Plan; however, the number of shares remaining available for issuance under the 2004 Plan is automatically increased annually on January 1st of each year through January 1, 2013 by five percent of the number of shares of GTx’s common stock outstanding on such date unless the Board of Directors acts to decrease or eliminate any such increase. On January 1, 2012, the number of shares available for issuance under the 2004 Plan increased by 3,139,511 shares. As of December 31, 2011, an aggregate of 109,000 shares of GTx common stock remained available for issuance under the Directors’ Option Plan; however, the number of shares remaining available for issuance under the Directors’ Option Plan is automatically increased annually on January 1st of each year until 2016 by the lesser of the number of shares subject to options granted during the prior calendar year or 100,000 shares, unless the Board of Directors acts to decrease or eliminate any such increase. On January 1, 2012, the number of shares available for issuance under the Directors’ Option Plan increased by 95,000 shares.

(2)	Represents shares credited to individual director stock accounts as of December 31, 2011 under our Directors’ Deferred Compensation Plan. There is no exercise price for these shares.

(3)	Does not include shares that may become issuable under our Directors’ Deferred Compensation Plan. The number of shares that may become issuable under our Directors’ Deferred Compensation Plan depend solely on future elections made by plan participants. To date, we have reserved an aggregate of 250,000 shares of common stock for issuance pursuant to our Directors’ Deferred Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 5, 2012 (except as noted) regarding the beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The number of shares owned and percentage ownership in the following table is based on 62,803,673 shares of common stock outstanding on March 5, 2012. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o GTx, Inc., 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 5, 2012. We have also included shares credited to individual non-employee director stock accounts under our Directors’ Deferred Compensation Plan as of March 5, 2012. Amounts credited to individual non-employee director stock accounts under our Directors’ Deferred Compensation Plan are payable solely in shares of GTx common stock, but such shares do not have current voting or investment power. Shares issuable pursuant to our Directors’ Deferred Compensation Plan and shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 5, 2012 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	September 30,		September 30,
	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares		Percent of Total
5% Stockholders:
Jack W. Schuler	11,118,506	(1)	17.7%
28161 North Keith Drive Lake Forest, Illinois 60045

John H. Pontius	5,115,937	(2)	8.1%
17 West Pontotoc Ave., Suite 200 Memphis, TN 38103

Larry N. Feinberg	3,633,302	(3)	5.8%
200 Greenwich Avenue Greenwich, CT 06830

Directors:
J. R. Hyde, III	18,554,092	(4)	29.5%
Mitchell S. Steiner, M.D., F.A.C.S.	4,957,547	(5)	7.9%
Michael G. Carter, M.D., Ch.B., F.R.C.P.	66,336	(6)	*
Barrington J.A. Furr, Ph.D.	11,250	(7)	*
J. Kenneth Glass	136,437	(8)	*
Kenneth S. Robinson, M.D., M.Div.	51,498	(9)	*
Timothy R. G. Sear	167,636	(10)	*
Named Executive Officers:
Marc S. Hanover	1,397,422	(11)	2.2%
Ronald A. Morton, Jr., M.D., F.A.C.S.	121,002	(12)	*
James T. Dalton, Ph.D	152,001	(13)	*
Mark E. Mosteller, CPA	172,783	(14)	*
Gregory A. Deener	161,609	(15)	*
All Directors and Executive Officers as a group	25,267,856	(16)	39.6%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	The indicated ownership is based solely on (i) a Schedule 13D/A filed with the SEC by the reporting person on March 2, 2012, reporting beneficial ownership as of March 1, 2012 and (ii) a Form 4 filed with the SEC by the reporting person reporting direct ownership of 6,954,144 shares of GTx common stock as of March 2, 2012. According to the Schedule 13D/A and the Form 4, Jack W. Schuler has sole voting and dispositive power over 6,954,144 of such shares. Mr. Schuler also reported shared voting and dispositive power over 4,164,362 of such shares in the Schedule 13D/A filed March 2, 2012, which shares are owned by the Schuler Family Foundation, of which Mr. Schuler serves as a director along with his wife and daughter. Mr. Schuler’s wife also reported shared voting and dispositive power over the shares owned by the Schuler Family Foundation. Mr. Schuler and Mrs. Schuler each disclaims any beneficial interest in the shares that the Schuler Family Foundation owns. The indicated ownership does not include 1,939,632 shares of GTx common stock owned by three irrevocable trusts (the “Trusts”) established for the benefit of Mr. Schuler’s adult children, as reported in the Schedule 13D/A. Mr. Schuler reports that neither he nor his wife is a trustee of any of the Trusts. Mr. Schuler and Mrs. Schuler each disclaims any beneficial interest in the shares that the Trusts own.

(2)	Mr. Pontius has sole voting and investment power over 156,073 of such shares and has shared voting and dispositive power over 4,959,864 of such shares. The shares over which Mr. Pontius has sole voting and investment power include 71,000 shares of common stock issuable upon the exercise of options held by Mr. Pontius. The shares over which Mr. Pontius has shared voting and dispositive power are held by trusts (i) for the benefit of Mr. Pontius’ family members (“Family Trusts”) for which Mr. Pontius or Mr. Pontius’s wife is trustee (ii) for the benefit of Mr. Hyde’s children (“Hyde Family Trusts”) for which Mr. Pontius is trustee, and (iii) by a number of grantor retained annuity trusts on behalf of Mr. Hyde (“Hyde GRATs”), for which Mr. Pontius is trustee. As trustee of certain of the Family Trusts, Mr. Pontius’ wife shares the power to vote and dispose of shares beneficially owned by Mr. Pontius. Mr. Hyde shares the power to vote or direct the vote and the power to dispose of shares beneficially owned by Mr. Pontius and held in the Hyde Family Trusts and the Hyde GRATs. The shares beneficially owned by Mr. Pontius do not include 46,261 shares held by Mr. Pontius’ wife as to which Mr. Pontius disclaims beneficial ownership.

(3)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 7, 2012, reporting beneficial ownership as of December 31, 2011. According to the Schedule 13G/A, Larry N. Feinberg has shared voting and dispositive power over 3,633,302 shares of GTx common stock. Oracle Associates, LLC (“Oracle Associates”), Oracle Investment Management, Inc. (the “Investment Manager”) and the Feinberg Family Foundation (the “Foundation”) report shared voting and dispositive power with respect to 2,094,107 shares, 1,535,695 shares and 3,500 shares, respectively. Each of Oracle Associates and the Investment Manager may exercise investment discretion over holdings of other funds and/or accounts (collectively, the “Oracle Funds”). Mr. Feinberg serves as the senior managing member of Oracle Associates, is the sole shareholder and president of the Investment Manager and is the trustee of the Foundation. Mr. Feinberg may be deemed to indirectly beneficially own the shares of common stock, by virtue of the foregoing relationships, which are directly owned by Oracle Associates, the Investment Manager, the Foundation and the Oracle Funds, as applicable. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2011 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2011 and March 5, 2012.

(4)	Includes 91,628 shares, 145,352 shares and 3,915,716 shares held by Pittco Associates, L.P., Pittco Associates II, L.P., and Pittco Investments, L.P., respectively, entities controlled by Mr. Hyde, 1,489,968 shares held by trusts with respect to which Mr. Hyde may be deemed to have shared voting or dispositive power or otherwise have beneficial ownership, 3,549,726 shares held by Mr. Hyde’s grantor retained annuity trusts and 216,462 shares held by Mr. Hyde’s wife, of which Mr. Hyde disclaims beneficial ownership, and 35,984 shares issuable to Mr. Hyde pursuant to our Directors’ Deferred Compensation Plan. Mr. Hyde has pledged 752,100 of the shares of common stock owned by him to SunTrust Bank to secure personal loans.

(5)	Includes 536,184 shares held by trusts with respect to which Dr. Steiner may be deemed to have shared voting or dispositive power or otherwise have beneficial ownership, 134,210 shares held by Dr. Steiner’s grantor retained annuity trust, 2,064,131 shares held by Dr. Steiner’s wife, of which Dr. Steiner disclaims beneficial ownership, 5,100 shares held in a joint account and 88,000 shares of common stock issuable upon the exercise of options held by Dr. Steiner.

(6)	Consists of 39,001 shares of common stock issuable upon the exercise of options held by Dr. Carter, and 27,335 shares issuable to Dr. Carter pursuant to our Directors’ Deferred Compensation Plan.

(7)	Consists of 5,000 shares of common stock issuable upon the exercise of options held by Dr. Furr, and 6,250 shares issuable to Dr. Furr pursuant to our Directors’ Deferred Compensation Plan.

(8)	Includes 49,334 shares of common stock issuable upon the exercise of options held by Mr. Glass, and 6,553 shares issuable to Mr. Glass pursuant to our Directors’ Deferred Compensation Plan. Mr. Glass has pledged 50,000 of the shares of common stock owned by him to Deutsche Bank to secure personal loans.

(9)	Consists of 23,334 shares of common stock issuable upon the exercise of options held by Dr. Robinson, and 28,164 shares issuable to Dr. Robinson pursuant to our Directors’ Deferred Compensation Plan.

(10)	Includes 32,000 shares of common stock issuable upon the exercise of options held by Mr. Sear, and 35,636 shares issuable to Mr. Sear pursuant to our Directors’ Deferred Compensation Plan.

(11)	Includes 352,875 shares held by Equity Partners XII, LLC, an entity controlled by Mr. Hanover, 794,408 shares held by trusts of which Mr. Hanover is the trustee, and 142,001 shares of common stock issuable upon the exercise of options held by Mr. Hanover.

(12)	Consists of 121,002 shares of common stock issuable upon the exercise of options held by Dr. Morton.

(13)	Consists of 152,001 shares of common stock issuable upon the exercise of options held by Dr. Dalton.

(14)	Consists of 165,501 shares of common stock issuable upon the exercise of options held by Mr. Mosteller, and 7,282 shares held by Mr. Mosteller’s wife.

(15)	Includes 148,334 shares of common stock issuable upon the exercise of options held by Mr. Deener. Mr. Deener’s employment with GTx ended effective June 1, 2011.

(16)	Includes 264,596 shares of common stock beneficially owned by an executive officer that is not a named executive officer, of which 110,251 shares were issuable upon the exercise of options held by such executive officer. Because Mr. Deener is no longer an executive officer of GTx, the number of shares indicated in the table above do not include any shares beneficially owned by Mr. Deener. For purposes of determining the number of shares beneficially owned by directors and executive officers as a group, any shares beneficially owned by more than one director or executive officer are counted only once.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and the beneficial owners of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based solely on a review of the copies of these reports furnished to us and any written representations from such executive officers, directors and stockholders with respect to the period from January 1, 2011 through December 31, 2011, we are not aware of any required Section 16(a) reports that were not filed on a timely basis.

Copies of the insider trading reports can be found at our corporate website at www.gtxinc.com, on our Investor Relations page, under the category “SEC Filings.”

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation discussion and analysis discusses the total compensation for our Chief Executive Officer, Chief Financial Officer, each of our three other most highly compensated executive officers at December 31, 2011, and our former Vice President of Sales and Marketing, whose employment with us ended on June 1, 2011:

•	Mitchell S. Steiner, M.D., F.A.C.S., Chief Executive Officer;

•	Mark E. Mosteller, CPA, Vice President, Chief Financial Officer and Treasurer;

•	Marc S. Hanover, President and Chief Operating Officer;

•	Ronald A. Morton, Jr., M.D., F.A.C.S., Vice President, Chief Medical Officer;

•	James T. Dalton, Ph.D., Vice President, Chief Scientific Officer; and

•	Gregory A. Deener, Former Vice President, Sales and Marketing.

The individuals listed above are referred to in this compensation discussion and analysis as our “named executive officers.”

This compensation discussion and analysis describes the material elements of our compensation program for our named executive officers during fiscal year 2011. It also provides an overview of our executive compensation philosophy, policies and practices.

Executive Summary

We have designed our compensation program to attract and retain key executive talent and to motivate our named executive officers to achieve our corporate goals and build stockholder value. We try to ensure that a material portion of executive compensation is tied to company performance – including the achievement of strategic business objectives, scientific and product development innovations, and financial performance. Our compensation programs take into consideration responsible compensation practices and seek to balance the need to promote performance without encouraging unnecessary or excessive risk.

The highlights of our compensation program for fiscal year 2011 include:

•

We maintained the base salaries of our named executive officers during 2011 at fiscal year 2009 levels, after taking into consideration GTx’s financial performance in 2009 and 2010 and the Compensation Committee’s desire to maintain a responsible compensation cost structure in light of our stage of development and financial position.

•

We continued to focus our long-term incentive program for all of our employees in fiscal year 2011 on stock options. These options have an exercise price equal to 100% of fair market value of our common stock on the date of grant and vest over a five-year period based on continued service. We strongly believe that options structured in this manner encourage our named executive officers to focus on driving stockholder value and stock price appreciation over the long term, limit unnecessary risk taking behavior, and provide an effective retention device.

•

The change of control cash severance benefits offered to our named executive officers do not exceed one time their annual base salary, and we do not offer gross-ups for taxes and penalties on account of such cash severance benefits incurred under Section 280G of the Internal Revenue Code of 1986, as amended.

We held our first advisory stockholder vote on executive compensation in 2011. Over 99% of the shares that were voted, and over 83% of all shares entitled to vote, cast votes in favor of our say on pay proposal. The Compensation Committee considered the result of the stockholder advisory vote an endorsement of its compensation policies, practices and philosophy for our named executive officers. Although most of the decisions related to our executives’ compensation for fiscal year 2011, including base salary, target bonus levels, bonus plan formula/structure, bonus plan performance goals, and equity awards, were already set prior to the stockholder advisory vote, the Compensation Committee determined that no changes were needed mid-year as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee maintained a consistent approach in making 2012 compensation decisions.

Compensation Philosophy

The Compensation Committee believes that the compensation program for our executive officers should be designed to attract and retain highly qualified executive officers responsible for the success of GTx and also should be determined within a framework that rewards performance and aligns the interests of our executives with the interests of our stockholders. In addition, in any given year, our Compensation Committee looks to promote teamwork among executive officers by considering internal pay equity in setting compensation levels.

Role of Our Compensation Committee, External Compensation Consultants and Management

Compensation Committee

The Compensation Committee has primary responsibility for reviewing and approving the compensation that may become payable to GTx’s executive officers, and provides strategic direction to management to enable management to implement the Compensation Committee’s decisions. As part of its deliberations, the Compensation Committee met regularly in executive session without management present. The Compensation Committee discusses Dr. Steiner’s performance with the Board, and may, in any given year, recommend to the full Board that it take action with respect to a given compensation decision, when the Compensation Committee believes that doing so is in the best interest of GTx and its stockholders. The Compensation Committee made all relevant decisions for 2011 compensation for our named executive officers, except as expressly provided below.

Compensation Consultant

The Compensation Committee has the authority, under its charter, to retain, direct the activities of, and terminate any relationship with a compensation consultant, at GTx’s expense. Consistent with its practice in 2010, the Compensation Committee decided not to retain a third party compensation consultant to assist it in making compensation decisions for our named executive officers for fiscal year 2011. The Compensation Committee believed that doing so was a responsible way to minimize the costs of our compensation programs, particularly given the general consistency of our compensation programs in the last few years.

In early 2012, in recognition of the fact that the Compensation Committee had not had an independent third party review of the peer group selected each year by the Compensation Committee (as further described below under “—Factors in Setting Compensation”), the Compensation Committee engaged Radford, an Aon Hewitt company, to provide a review of the peer group for use in setting future compensation levels.

Management

In making decisions about our executive compensation program, our Compensation Committee seeks the input of our Chief Executive Officer and Chief Operating Officer. Dr. Steiner provides an annual review of the performance of each of our executive officers (other than himself) to assist the Compensation Committee in its annual determination of compensation for such officers. Dr. Steiner and Mr. Hanover recommend to the Compensation Committee the number of stock options to be granted to our other executive officers, and it is within the prerogative of the Compensation Committee to approve, modify or reject any recommendations for grants of options to our executive officers. Dr. Steiner and Mr. Hanover also make recommendations to the Compensation Committee with respect to the specific performance goals to be achieved under our Executive Bonus Compensation Plan. After receiving the recommendations of Dr. Steiner and Mr. Hanover, the Compensation Committee meets in executive session to discuss and determine appropriate base salaries, bonus compensation target awards and goals, and stock option grants for each executive officer of GTx. No named executive officer was present or directly participated in the final deliberations of the Compensation Committee regarding the amount of any component of his own fiscal year 2011 compensation package.

Our human resources, finance and legal departments work with our Chief Operating Officer to design and develop compensation programs to recommend for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials and ultimately to implement the decisions of the Compensation Committee.

Factors in Setting Compensation

In any year, given our stage of product development and financial position, the Compensation Committee makes decisions on compensation levels for our executive officers based primarily on our available compensation budget, our corporate performance for the prior year and anticipated performance or obstacles for the coming year, and concerns over internal pay equity. For discussions in 2011, the Compensation Committee reviewed compensation paid to similarly situated executives at the selected group of peer companies described below as a touchstone or external validation to the experiences and knowledge of each member of the Compensation Committee in compensating similarly situated executives at other companies without benchmarking to any specified level. The Compensation Committee refers to this data to help ensure that its decisions are consistent with market practice and therefore will allow us to attract and retain key talent.

Peer Group

Each year, the Compensation Committee reviews and updates, as necessary, the peer group it selected in the prior year to ensure that the comparisons of these companies are meaningful. For decisions made in respect of fiscal year 2011 compensation, the Compensation Committee decided to continue to use the peer group it had been using since late 2009, which consists of the following 16 companies, based on the Compensation Committee’s belief that these companies continued to be of comparable size, stage of clinical development of its lead product, and organizational complexity to GTx:

Acorda Therapeutics Inc. Alnylam Pharmaceuticals, Inc. Dendreon Corp. Exelixis, Inc. Idenix Pharmaceuticals, Inc.	InterMune, Inc. Isis Pharmaceuticals, Inc. Ligand Pharmaceuticals, Inc. Momenta Pharmaceuticals, Inc Osiris Therapeutics, Inc.	Progenics Pharmaceuticals, Inc. Rigel Pharmaceuticals, Inc Savient Pharmaceuticals, Inc. Seattle Genetics, Inc Theravance, Inc. Zymogenetics, Inc.

For 2011, at the direction of the Compensation Committee, our finance department obtained the base salary, cash incentive compensation and equity compensation data for the named executive officers at our peer companies from Equilar, Inc., or Equilar, a web-based independent executive compensation firm. Although the Compensation Committee reviewed the Equilar compensation data, it did not base its decisions regarding compensation for our named executive officers for 2011 on the Equilar data. Equilar did not provide any consulting services to GTx or the Compensation Committee.

Elements of Compensation

Our executive compensation program includes base salary, an annual cash incentive opportunity, stock option awards and employee benefits, as well as potential benefits in connection with a change of control. Our Compensation Committee has not adopted any formal or informal guidelines for allocating total compensation between equity compensation and cash compensation or between short term compensation and long term compensation.

Base Salary

We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain our executive officers.

For fiscal year 2011, the Compensation Committee reviewed the base salaries of our named executive officers and decided to maintain base salaries for our named executive officers at the same levels as those paid in fiscal years 2009 and 2010. This decision was consistent with the recommendation of our Chief Executive Officer and Chief Operating Officer. The Compensation Committee believed it appropriate to maintain for fiscal year 2011 the same base salary as for fiscal year 2010 for the named executive officers until there had been demonstrated improvements to GTx’s prospects through the successful execution of our goals and objectives. In making that determination, the Compensation Committee was trying to maintain a responsible compensation cost structure in light of our stage of development and financial position, while also focusing our named executive officers on the opportunity to increase their take home pay through the achievement of specific objective goals under our Executive Bonus Compensation Plan and through stock price appreciation that could be realized under their stock option awards.

In December 2011, taking into account the long-term salary freeze and in recognition of GTx advancing its enobosarm (also known as Ostarine® or GTx-024) clinical development program through the initiation of two pivotal Phase III clinical trials evaluating enobosarm for the prevention and treatment of muscle wasting in patients with non-small cell lung cancer, as well as GTx advancing clinical development of Capesaris® for the treatment of advanced prostate cancer, the Compensation Committee chose to increase base salary levels for each of our continuing named executive officers by 4%, effective January 1, 2012.

Cash Incentives

The Compensation Committee first established our Executive Bonus Compensation Plan, or our Bonus Plan, for use in 2007 to reward executive officers for their role in achieving specified performance goals. The potential for payments under the Bonus Plan for any fiscal year is generally based solely on the attainment of pre-established, objective performance goals approved by the Compensation Committee at the beginning of the year. Each year, the Compensation Committee approves the objective performance goals and specific criteria, including the weight attributable to each objective, and, if applicable, any weighting for specific categories of performance objectives, for each executive officer. In making these determinations, the Compensation Committee solicits the recommendations of Dr. Steiner and Mr. Hanover. The objective criteria can vary each year and may include the achievement of the operating budget for GTx as a whole or for a business unit of GTx, satisfactory audit results and timely filings of annual and quarterly reports with the SEC, personnel-related objectives, continued innovation in development and progress towards commercialization of our product candidates, timely development of new product candidates or processes, development and implementation of successful marketing and commercialization strategies for our product candidates, implementation of financing strategies and the establishment of strategic alliances, partnerships or collaborations with third parties, as well as meeting preclinical, clinical, regulatory or product sales objectives. Although the Compensation Committee typically approves the objective performance goals and specific criteria prior to the start of or early in the applicable calendar year, the Compensation Committee retains the discretion to modify or otherwise change the objectives during the applicable calendar year. In addition, an executive officer is not eligible under the terms of the Bonus Plan to receive a cash bonus award if he or she receives a substandard annual performance evaluation from his or her superior (or, for the Chief Executive Officer, from the Compensation Committee) regardless of whether the objective performance criteria under the Bonus Plan are met. The Compensation Committee also has the discretion to award other bonus compensation in addition to what would otherwise be earned by meeting the established performance goals.

2011 Target Annual Incentive Opportunity. The Compensation Committee set the target annual cash incentive opportunity for fiscal year 2011 (expressed as a percentage of base salary to be earned during 2011) for each named executive officer at a Compensation Committee meeting in December 2010. The Compensation Committee maintained the target bonus percentages for our named executive officers at the same percentages as those established in fiscal years 2009 and 2010, as set forth in the table entitled “Fiscal Year 2011 Bonus Plan Results” below. The Compensation Committee believed it appropriate to maintain target bonus levels for fiscal year 2011 until there had been demonstrated improvements to GTx’s prospects through the successful execution of our goals and objectives.

Performance Measures. For fiscal year 2011, the Compensation Committee adopted a simplified set of criteria in which each named executive officer’s bonus opportunity was directly tied to three specific corporate goals:

•	establish partnering or collaborative arrangements with third parties with respect to GTx’s product candidates and/or pipeline assets that significantly strengthen GTx’s balance sheet;

•

achieve target levels of monthly sales of FARESTON® in an amount sufficient to result in an annual net profit on sales of FARESTON® of $10 million (net profit on sales of FARESTON®, solely for purposes of our 2011 corporate goals, was defined as FARESTON® net product sales less cost of product sales and general and administrative expenses allocable to FARESTON®); and

•	complete a follow-on offering of our equity securities to secure sufficient funding to meet our anticipated near-term future capital requirements and improve our financial condition.

Under the Bonus Plan, our executive officers were eligible to receive 50% of their target bonus amount upon attainment of any one of these three objectives, and 100% of their target bonus amount upon attainment of any two or more of these three objectives. The Compensation Committee believed this payment structure would help to motivate and retain our named executive officers, especially in light of the fact that our named executive officers had not received any salary increase or earned any annual bonus compensation in over two years.

Fiscal Year 2011 Payouts. Certain near term prospects for the achievement of the corporate goals established for 2011 under the Bonus Plan changed after the start of the year. With respect to the first two goals listed above, after a series of meetings with FDA in early 2011, GTx determined it could initiate and run concurrently two pivotal Phase III clinical trials evaluating enobosarm rather than stage the Phase III clinical trials consecutively over a longer period of time as originally planned. Additionally, data from GTx’s Capesaris® clinical studies provided an incentive for GTx to initiate a series of Phase II clinical studies to evaluate the product candidate as both a first line treatment for men with advanced prostate cancer and second line treatment for men with advanced prostate cancer who have failed their first line therapy. The Board of Directors believed that the value of these product candidates would be enhanced by pursuing these clinical development initiatives prior to engaging in significant collaboration discussions with interested third parties with respect to these product candidates. The Board also decided to deemphasize the commercialization of FARESTON® since the continued promotion of FARESTON® was no longer consistent with the then-current strategy of the company, particularly in light of GTx’s determination in early 2011 to discontinue its toremifene development program. In addition, following the decision to cease promoting FARESTON®, GTx initiated a work force reduction in June 2011, dismissing all of its commercial team, including three company officers. With respect to the follow-on offering goal, equity markets were more volatile in 2011 than anticipated. While GTx was able to successfully complete an equity financing in June 2011 which raised approximately $49 million in net proceeds for GTx, the financing did not fulfill all of the requirements with respect to the follow-on offering goal under the Bonus Plan. Nevertheless, the Compensation Committee determined that through the efforts of the executive officers, GTx was able to secure additional capital to fund its clinical programs, despite adverse market conditions, and accordingly, awarded a discretionary bonus payment to all officers in December 2011 equal to 50% of their respective total target amount attainable under the Bonus Plan, as if all of the requirements of the follow-on offering goal had been met in full.

Fiscal Year 2011 Bonus Plan Results

	September 30,	September 30,	September 30,
Name	Target Award ($)	Target Percentage (% of Base Salary)	Actual Amount Awarded ($)(1)
Mitchell S. Steiner	341,250	65	170,625
Mark E. Mosteller	89,424	30	44,712
Marc S. Hanover	251,212	55	125,606
Ronald A. Morton, Jr.	135,608	30	67,804
James T. Dalton	120,000	30	60,000
Gregory A. Deener	77,396	30	—	(2)

(1)	As noted above, the actual amounts awarded were discretionary in nature and were awarded as if all of the requirements of the follow-on offering goal had been met in full.

(2)	As a result of Mr. Deener’s employment ending with us in June 2011, Mr. Deener was not eligible to earn a cash bonus under our Bonus Plan for fiscal year 2011.

Bonus Plan; 2012. In February 2012, our Compensation Committee approved the performance objectives under our Executive Bonus Compensation Plan for 2012, with payouts under the Bonus Plan, dependent upon fulfilling all or a portion of the approved objective performance criteria during the calendar year. Similar to 2011, the potential bonus payments under the Bonus Plan for 2012 will be up to 65% of base salary for Dr. Steiner, 55% of base salary for Mr. Hanover and 30% of base salary for the other executive officers of the company. The criteria approved by the Compensation Committee, which applies equally to each executive officer’s bonus opportunity, relate to achieving certain clinical, regulatory and capital raising objectives.

Stock Options

We use equity compensation to motivate and reward corporate performance and to attract and retain qualified executive officers. We believe that equity awards serve to align the interests of our executive officers with those of our stockholders by rewarding them for stock price growth. We believe our five year time-based vesting period encourages our executive officers to focus on driving stockholder value and stock price appreciation over the long term, and provides an effective retention device. The Compensation Committee believes it is important to tie the long-term benefit potentially realizable by an executive under his or her equity award to a long-term commitment to GTx. The Compensation Committee generally makes new stock option grants to our executive officers each year, to retain executive officers and to keep the executive officers focused on our long-term performance.

In determining the size of equity grants, the Compensation Committee may consider, in any given year, each officer’s responsibilities, the strategic importance of his role within our company, budget constraints and internal pay equity. The Compensation Committee may also consider the current value of shares owned, the current value of exercisable and unvested stock options, as well as the potential for dilution to stockholders. Finally, the Compensation Committee may consider the size and value of equity awards granted by our peer companies to their similarly situated officers, but does not aim to have equity award values fall within a specific range of the peer company data.

In determining the annual stock option grants for fiscal 2011, the Compensation Committee took into account the recommendation of our Chief Executive Officer and our Chief Operating Officer to make grants at the same levels provided in fiscal 2010. The Compensation Committee agreed with this recommendation, and approved annual stock option grants in the same amounts as in fiscal 2010 to motivate our executive officers to work toward increasing stockholder returns and to retain our executive officers in light of the on-going salary freeze for 2011 and the lack of bonus payout for fiscal 2010. In making such determination, the Compensation Committee did not refer to peer group or other data.

Specifically, the Compensation Committee approved annual stock option grants of 105,000 shares of GTx common stock to Dr. Steiner, 70,000 shares of GTx common stock to Mr. Hanover and 35,000 shares of GTx common stock each for our other executive officers. In addition, the Compensation Committee granted Dr. Dalton options covering an additional 15,000 shares of GTx common stock in recognition of his promotion to Vice President, Chief Scientific Officer. The Compensation Committee determined that the additional 15,000 shares was simply a reasonable way to recognize Dr. Dalton’s promotion, particularly in light of the decision not to increase his base salary, and was not based on any peer group data or otherwise on any formulas or other metrics.

Stock Option Awards During Fiscal Year 2011

	September 30,	September 30,	September 30,
Name	Stock Options Awarded (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(1)
Mitchell S. Steiner	105,000	2.65	173,964
Mark E. Mosteller	35,000	2.65	57,988
Marc S. Hanover	70,000	2.65	115,976
Ronald A. Morton, Jr.	35,000	2.65	57,988
James T. Dalton	50,000	2.65	82,840
Gregory A. Deener	35,000	2.65	57,988	(2)

(1)	The amounts in the column represent the grant date fair value of the option awards granted in 2011 as computed in accordance with FASB ASC Topic 718. For more information on options granted to the named executive officers in 2011, see “Summary Compensation Table” and “Grants of Plan-Based Awards” under “Executive Compensation” below.

(2)	Does not include the incremental fair value calculated in accordance with FASB ASC Topic 718 associated with the modification of Mr. Deener’s option awards in connection with his termination of employment. For more information, see “Summary Compensation Table” and “Grants of Plan-Based Awards” under “Executive Compensation” below.

The Compensation Committee has historically maintained a practice to award stock options only at specific times during the year. Consistent with this historical practice, at a meeting scheduled late in the year, the Compensation Committee grants stock options to a broad group of employees, including executive officers, in amounts determined by the Compensation Committee. These grants are effective on January 1 of the following year with an exercise price equal to the closing price of GTx’s common stock on the NASDAQ Global Market on the last trading day of the prior year. Other than the annual grants described above, the Compensation Committee generally approves additional grants only for new employees, employees who are promoted or granted additional responsibilities or, more rarely, employees who have performed at a level that warrants special recognition. These grants are generally made only on the date of a scheduled meeting of the Compensation Committee, in amounts determined by the Compensation Committee, and with an exercise price equal to the closing price of GTx’s common stock on the NASDAQ Global Market on the date of grant.

In late 2011, our Compensation Committee approved the granting of stock options to each of our then current named executive officers, effective as of January 1, 2012, as follows: 105,000 shares of GTx common stock to Dr. Steiner, 70,000 shares of GTx common stock to Mr. Hanover and 35,000 shares of GTx common stock each for our other current executive officers.

Post-Employment Compensation and Change of Control Benefits

GTx has entered into a written employment agreement with each of our named executive officers, providing for employment on an at will basis, that is, by either the executive officer or GTx at any time. These employment agreements provide for cash severance payments equal to one year’s base salary in the event of an involuntary termination without cause within six months after such change of control. In addition, under the agreements with each of Dr. Steiner, Mr. Hanover, Dr. Dalton and Dr. Morton, the named executive officer has agreed not to compete with us (including by soliciting our employees for alternative employment) during the term of their employment and for a period of two years after their employment ends (or one year, if termination ends in connection with a change of control). The Compensation Committee believes these agreements were necessary to attract and retain our key executives, and are consistent with market practices. We also believe these agreements motivate our named executive officers to act in the best interests of our stockholders by removing the distraction of post change of control uncertainties faced by the named executive officers with regard to his continued employment and compensation. In addition, we believe that the addition of non-competition and non-solicitation provisions help dissuade these executives from using the confidential scientific knowledge gained while working for GTx to compete against us.

The employment agreements do not provide for severance benefits absent the occurrence of a change of control. However, in connection with our June 2011 reduction in force, we entered into a separation agreement and release with Mr. Deener. In consideration for his compliance with certain covenants and entering into an effective release, we (1) paid Mr. Deener a lump sum cash payment of $128,993 (equal to approximately six months of his base salary), and (2) amended the stock options that were granted to him on January 1, 2010 and January 1, 2011 to provide for additional vesting as if Mr. Deener had remained employed with us through January 1, 2013, and (3) amended all of his then-outstanding stock options to extend the post-termination exercise period for vested options until the earliest of (i) June 1, 2016, (ii) a change of control of GTx, or (iii) a breach of any of the terms of his separation agreement and release, but in all cases not beyond the original terms of such stock options. Mr. Deener was not entitled to any other benefits following his termination of service, including the continuation of general employee benefits, life insurance coverage and long-term disability coverage, except as otherwise required by applicable law. We provided this severance package to Mr. Deener in recognition of his being involuntary terminated without cause by the company following his long and valued service to the company and in order to promote a smooth transition for him and the other employees affected by the reduction in force, which we felt was in the best interests of our stockholders. The severance payment approximating six months of base salary was considered appropriate by the Compensation Committee since we were obligated under an employment agreement to pay another officer a severance payment equal to six months of base salary in connection with our June 2011 reduction in force, and the Compensation Committee believed that a severance payment of an equal amount to Mr. Deener was appropriate and fair in relation to the other officer. Additionally, providing Mr. Deener the opportunity to benefit from any stock price appreciation following his termination from the company, through the vesting of some of his stock options and extending the exercise period of his vested options, was considered reasonable and appropriate by the Compensation Committee since Mr. Deener was directly involved in our efforts to develop enobosarm to prevent and treat muscle wasting in patients with cancer and other musculoskeletal wasting or muscle loss conditions.

Under our broad based employee stock option plans that were adopted prior to our initial public offering, upon a change of control, all then-outstanding and unvested will automatically become fully vested. Under our 2004 Equity Incentive Plan, which became effective in connection with our initial public offering and under which we currently grant options to our executive officers, a participant’s outstanding equity awards will become fully vested only if the executive officer is involuntary terminated without cause or experiences a constructive termination within twelve months following a change of control, or if the surviving or acquiring entity refuses to assume or substitute for the options. Although almost all of the stock options available for grant under the stock option plans adopted prior to 2004 have already been issued to GTx employees and, therefore, few options remain available for subsequent grants, our Compensation Committee has elected to continue to utilize any available options under these plans for future grants until these plans terminate in accordance with their applicable terms in order to maximize the number of shares available for grant under the 2004 Equity Incentive Plan. The change of control provisions in our stock option plans are designed to reduce any personal disincentive an executive officer may have to work toward the successful completion of a change of control transaction which, if appropriately assessed on its merits, may prove beneficial to GTx and its stockholders.

Retirement Benefits

We do not provide our employees, including our named executive officers, with a defined benefit pension plan, any supplemental executive retirement plans or retiree health benefits. Our named executive officers may participate on the same basis as other employees in our 401(k) retirement savings plan. Our 401(k) retirement savings plan provides for a matching contribution by GTx of 100% of the first 4% of the employee’s eligible compensation, subject, however, to the annual Internal Revenue Service limits in effect from time to time. We believe this matching contribution is consistent with market practice and helps in attracting and retaining key executives.

Employee Benefits

We offer a comprehensive broad based employee benefit program, including health, life and disability insurance, to all of our regular employees to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. In addition to the benefits offered to all of our regular employees, the Compensation Committee has approved supplemental third party life and long term disability insurance for our executive officers. The total life insurance benefit for our named executive officers is equal to twice the executive officer’s annual salary not to exceed $1 million in coverage for any named executive officer, as compared to the $50,000 of life insurance coverage offered to all other regular employees. The supplemental disability insurance, offered to all employees at the level of Vice Presidents and above, provides for total target income replacement equal to 75% of base salary, as compared to target income replacement of 60% of base salary, not to exceed $10,000 per month, offered to all other regular employees. The Compensation Committee believes that these supplemental benefits are consistent with the practices of other public companies and that the cost of providing this supplemental insurance coverage is minimal in comparison to the value of such benefits in attracting and retaining executive officers. The Compensation Committee also believes it is more cost efficient to provide these benefits through third party insurance than through severance payments from our general assets.

In addition, in fiscal year 2011, we reimbursed Dr. Morton for travel-related expenses related to his travel between his out-of-state permanent residence and GTx’s headquarters in Memphis, Tennessee, and paid a tax gross up on such expense reimbursement. The Compensation Committee believes that these benefits to Dr. Morton are consistent with benefits provided by other public companies, and provide a meaningful retention tool at a limited cost to GTx.

Deductibility of Executive Compensation under Code Section 162(m)

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, to $1.0 million per executive per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” including the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of GTx and our stockholders.

Accounting Considerations

We account for equity compensation paid to our employees under accounting rules that require us to estimate and record an expense over the service period of the award. Our cash compensation, on the other hand, is recorded as an expense at the time the obligation is accrued. The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

Compensation Recovery Policy

We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee of the Board of Directors of GTx, Inc. has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

COMPENSATION COMMITTEE:

Timothy R.G. Sear (Chair)
Michael G. Carter J. Kenneth Glass J. R. Hyde, III

(1)

This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of GTx under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than GTx’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers at December 31, 2011, and our former Vice President of Sales and Marketing, whose employment with us ended on June 1, 2011. The individuals listed in the table below are referred to in this proxy statement as our “named executive officers.”

SUMMARY COMPENSATION TABLE—FISCAL 2009, 2010 AND 2011

	September 30,	September 30,	September 30,		September 30,		September 30,	September 30,		September 30,
Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)		Total ($)
Mitchell S. Steiner, M.D., F.A.C.S. Chief Executive Officer and Vice-Chairman of the Board of Directors	2011 2010 2009	525,000 525,000 525,000	170,625 — —	(2)	173,964 279,290 702,675		— — —	10,030 10,030 9,118		879,619 814,320 1,236,793
Mark E. Mosteller, CPA Vice President, Chief Financial Officer and Treasurer	2011 2010 2009	298,083 298,083 298,083	44,712 — —	(2)	57,988 93,097 234,225		— — —	12,910 12,910 12,910		413,693 404,090 545,218
Marc S. Hanover President and Chief Operating Officer	2011 2010 2009	456,750 456,750 456,750	125,606 — —	(2)	115,976 186,193 468,450		— — —	18,389 18,389 18,389		716,721 661,332 943,589
Ronald A. Morton, Jr., M.D., F.A.C.S. Vice President, Chief Medical Officer	2011 2010 2009	452,025 452,025 452,025	67,804 — —	(2)	57,988 93,097 234,225		— — —	44,030 32,220 30,434	(4) (4) (4)	621,847 577,342 716,684
James T. Dalton, Ph.D. Vice President, Chief Scientific Officer	2011 2010 2009	400,000 400,000 400,000	60,000 — —	(2)	82,840 93,097 234,225		— — —	15,840 16,409 54,940	(4)	558,680 509,506 689,165
Gregory A. Deener(5) Former Vice President, Sales and Marketing	2011	128,496	—		416,936	(6)	—	134,696	(7)	680,128

(1)	Unless otherwise indicated, the amounts in the column represent the aggregate grant date fair value of all option awards granted during the indicated fiscal year as computed in accordance with FASB ASC Topic 718. Assumptions used in computing the aggregate grant date fair value in accordance with FASB ASC Topic 718 are set forth in Note 3—Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. For more information on options granted to the named executive officers in 2011, see “Grants of Plan-Based Awards” below.

(2)	Represents amounts awarded as a discretionary bonus paid under our Executive Bonus Compensation Plan. Because the cash bonuses actually awarded by our Compensation Committee were discretionary in nature, the cash bonuses for 2011 paid under our Executive Bonus Compensation Plan are reported in this column instead of the Non-Equity Incentive Plan Compensation column. For more information on our Executive Bonus Compensation Plan and the discretionary bonus awards made thereunder, please see “Compensation Discussion and Analysis—Elements of Compensation—Cash Incentives” above as well as “Executive Compensation—Grants of Plan-Based Awards” below.

(3)	Unless otherwise indicated, the amounts indicated consisted of: (a) the incremental cost of life insurance premiums to provide additional term life insurance benefits equal to two times each such named executive’s base salary, (b) supplemental long-term disability insurance premiums, and (c) other than with respect to Dr. Steiner, employer matching contributions to our defined contribution 401(k) Plan.

(4)	With respect to Dr. Morton and Dr. Dalton, the amounts indicated also include, in addition to the items of compensation specified in footnote (3), the following items of compensation:

	September 30,	September 30,	September 30,	September 30,
Name	Year	Payment of Travel and Temporary Housing Expenses ($)	Payment of Relocation Expenses ($)	Tax Gross-Up Payment ($)
Dr. Morton	2011 2010 2009	16,289 8,193 6,969	— — —	7,473 3,759 3,197
Dr. Dalton	2009	11,527	21,716	5,288

(5)	Mr. Deener’s employment with GTx ended on June 1, 2011.

(6)	Consists of $57,988, the grant date fair value of the option award granted to Mr. Deener in 2011, and $358,948, which represents the aggregate incremental fair value calculated in accordance with FASB ASC Topic 718 in connection with the modification of Mr. Deener’s option awards pursuant to the terms of Mr. Deener’s separation agreement and release. Pursuant to Mr. Deener’s separation agreement and release, the vesting of his option awards granted in 2010 and 2011 was accelerated as if Mr. Deener had remained employed with us through January 1, 2013, and his vested option awards as of his June 1, 2011 separation date, regardless of grant date, were modified to provide for an extended post-termination exercise period. Please also see “Executive Compensation—Grants of Plan-Based Awards” below.

(7)	With respect to Mr. Deener, the amounts indicated also include, in addition to the items of compensation specified in footnote (3), $128,993 in cash severance pursuant to Mr. Deener’s separation agreement and release.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to our named executive officers in 2011.

GRANTS OF PLAN-BASED AWARDS TABLE—FISCAL 2011

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Name	Award Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Option Awards ($)(3)
Target ($)
Mitchell S. Steiner	Annual Cash Annual Option(4)	— 1/1/2011	— 12/17/10	341,250 —	— 105,000	— 2.65	— 173,964
Mark E. Mosteller	Annual Cash Annual Option(4)	— 1/1/2011	— 12/17/10	89,424 —	— 35,000	— 2.65	— 57,988
Marc S. Hanover	Annual Cash Annual Option(4)	— 1/1/2011	— 12/17/10	251,212 —	— 70,000	— 2.65	— 115,976
Ronald A. Morton, Jr.	Annual Cash Annual Option(4)	— 1/1/2011	— 12/17/10	135,608 —	— 35,000	— 2.65	— 57,988
James T. Dalton	Annual Cash Annual Option(4)	— 1/1/2011	— 12/17/10	120,000 —	— 50,000	— 2.65	— 82,840
Gregory A. Deener	Annual Cash Annual Option(4) Modified Option(5) Modified Option(5) Modified Option(5) Modified Option(5) Modified Option(5) Modified Option(5) Modified Option(5)	— 1/1/2011 6/1/2011 6/1/2011 6/1/2011 6/1/2011 6/1/2011 6/1/2011 6/1/2011	— 12/17/10 — — — — — — —	77,396 — — — — — — — —	— 35,000 75,000 5,000 15,000 10,000 8,334 21,000 14,000	— 2.65 12.77 8.90 7.56 17.84 14.35 4.20 2.65	— 57,988 138,171 11,264 40,304 20,625 19,361 68,203 61,020

(1)	This column sets forth the target amount of each named executive officer’s annual cash bonus award for the year ended December 31, 2011 under our Executive Bonus Compensation Plan. The amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended December 31, 2011. For more information regarding our Executive Bonus Compensation Plan and the discretionary cash bonus awards granted to the named executive officers for the year ended December 31, 2011 thereunder, please see “Compensation Discussion and Analysis—Elements of Compensation—Cash Incentives” and “Summary Compensation Table—Fiscal 2009, 2010 and 2011” above.

(2)	Options were granted with an exercise price equal to 100% of the fair market value on the date of grant, which was determined by reference to the closing sales price of our common stock on the trading date immediately prior to the grant date. The options granted in 2011 carry an exercise price of $2.65 per share, the closing price of GTx’s common stock on December 31, 2010, the last trading day immediately prior to the grant date.

(3)	Represents the grant date fair value or the incremental fair value resulting from the modification of option awards, as applicable, as computed in accordance with FASB ASC Topic 718. Assumptions used in computing the grant date fair value in accordance with FASB ASC Topic 718 are set forth in Note 3—Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(4)	Except as otherwise indicated with respect to Mr. Deener in note (5) below, the options granted in 2011 vest in five equal annual installments beginning January 1, 2012. For more information on the terms of the stock options granted to our named executive officers in 2011, please see “Executive Compensation— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table— Option Awards” and “Executive Compensation—Potential Payments Upon Termination or Change of Control—Continuing Named Executive Officers—Stock Option Plan Provisions” below.

(5)	Under the terms of Mr. Deener’s separation agreement and release, the vesting of his option awards granted in 2010 and 2011 was accelerated as if Mr. Deener had remained employed with us through January 1, 2013 and his vested option awards as of his June 1, 2011 separation date, regardless of grant date, were modified to provide for an extended post-termination exercise period subsequent to his separation date. As a result, the options reported in the table above and identified as “Modified Options” represent the same options that were originally granted in 2011 and in prior years at the exercise price on the original grant date, with the shares as shown representing shares that were or became vested on the modification date, and the amount reported in the “Grant Date Fair Value of Option Awards” column with respect to the modified option awards represents the incremental fair value calculated in accordance with FASB ASC Topic 718 associated with those modified option awards. For more information regarding Mr. Deener’s separation agreement and release with GTx, please see “Compensation Discussion and Analysis—Post-Employment Compensation and Change of Control Benefits” above and “Executive Compensation—Potential Payments upon Termination or Change of Control—Separation Agreement and Release with Mr. Deener” below.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements and Separation Agreement. Each of our named executive officers has entered into a written employment agreement with GTx. Descriptions of our employment agreements with our named executive officers are included under the captions “Compensation Discussion and Analysis—Post-Employment Compensation and Change of Control Benefits” above, as well as “Executive Compensation—Potential Payments upon Termination or Change of Control—Continuing Named Executive Officers—Employment Agreements” below. In connection with our June 2011 reduction in force, we also entered into a separation agreement and release with Mr. Deener. Descriptions of the separation agreement and release we entered into with Mr. Deener are included under the captions “Compensation Discussion and Analysis—Post-Employment Compensation and Change of Control Benefits” above and “Executive Compensation—Potential Payments upon Termination or Change of Control—Separation Agreement and Release with Mr. Deener” below.

Annual Cash Bonus Awards. Our Executive Bonus Compensation Plan provides for annual cash bonus award opportunities to reward executive officers for performance in the prior fiscal year. For more information regarding our Executive Bonus Compensation Plan, please see “Compensation Discussion and Analysis—Elements of Compensation—Cash Incentives” above.

Option Awards. Consistent with its practices for awarding stock options as described under the caption “Compensation Discussion and Analysis—Elements of Compensation—Stock Options,” the Compensation Committee approved the grant of stock options to our named executive officers in December 2010, all of which grants were effective on January 1, 2011. The exercise price for these stock options is $2.65 per share, the closing price of GTx’s common stock on December 31, 2010, the last trading day of 2010. Other than with respect to Mr. Deener, the options vest in five equal annual installments beginning January 1, 2012 and expire on December 31, 2020, unless they are forfeited or expire earlier in accordance with their terms. With respect to Mr. Deener, pursuant to Mr. Deener’s separation agreement and release with us, the vesting of the option awards granted to Mr. Deener in 2010 and 2011 were accelerated as if Mr. Deener had remained employed with us through January 1, 2013, and any vested option awards as of his separation date, regardless of grant date, were modified to provide for an extended post-termination exercise period of up to five years following his separation date.

In November 2011, the Compensation Committee approved the grant of a stock option to purchase 105,000 shares of GTx common stock to Dr. Steiner, a stock option to purchase 70,000 shares of GTx common stock to Mr. Hanover, and stock options to purchase 35,000 shares of GTx common stock to each of Mr. Mosteller, Dr. Dalton and Dr. Morton, all of which grants were effective on January 1, 2012. The exercise price for these stock options is $3.36 per share, the closing price of GTx’s common stock on the last trading day of 2011. The options vest in five equal annual installments beginning January 1, 2013. The options expire on December 31, 2021, unless they are forfeited or expire earlier in accordance with their terms.

Options granted to our named executive officers may be exercised with cash, provided that the Board or the Compensation Committee may provide that the exercise price may also be paid by delivery to us of other unencumbered shares of our common stock with a value equal to the aggregate option exercise price, pursuant to a cashless exercise program, or in any other form of legal consideration that may be acceptable to the Board or the Compensation Committee (which may include a “net exercise” of the option). As a general matter, the vested portion of options granted to our named executive officers (other than Mr. Deener) will expire three months after the named executive officer’s last day of employment with us, subject to extension in certain termination situations as described under “Executive Compensation — Potential Payments Upon Termination or Change of Control—Continuing Named Executive Officers—Stock Option Plan Provisions — Extended Post-Termination Exercise Period” below. Events that can accelerate the vesting of GTx’s stock options are described below under “Executive Compensation — Potential Payments Upon Termination or Change of Control — Continuing Named Executive Officers—Stock Option Plan Provisions — Stock Option Vesting Acceleration” below. Please also see “Executive Compensation—Potential Payments upon Termination or Change of Control—Separation Agreement and Release with Mr. Deener” for a more detailed description of the vesting acceleration and extended post-termination exercise period benefits we provided to Mr. Deener in connection with his separation of service with us.

Other Compensatory Arrangements. For a description of the other elements of our executive compensation program, see “Compensation Discussion and Analysis—Retirement Benefits” and “Compensation Discussion and Analysis—Employee Benefits” above.

Outstanding Equity Awards at Fiscal-Year End

The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL-YEAR END TABLE

	September 30,		September 30,		September 30,	September 30,
Option Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable		Unexercisable
Mitchell S. Steiner	—		75,000	(1)	16.84	12/31/18
	21,000 —		84,000 105,000	(2) (3)	4.20 2.65	12/31/19 12/31/20
Mark E. Mosteller	17,000 17,000 25,500 10,000 25,000 16,667 8,334 — 7,000 —		— — — — — 8,333 16,666 25,000 28,000 35,000	(4) (5) (1) (2) (3)	6.78 6.24 6.24 8.90 10.86 17.84 14.35 16.84 4.20 2.65	04/10/12 07/31/13 08/31/13 07/27/14 07/26/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20
Marc S. Hanover	41,667 — 14,000 —		83,333 50,000 56,000 70,000	(5) (1) (2) (3)	14.35 16.84 4.20 2.65	12/31/17 12/31/18 12/31/19 12/31/20
Ronald A. Morton, Jr.	50,000 8,334 — 7,000 —		25,000 16,666 25,000 28,000 35,000	(6) (5) (1) (2) (3)	19.51 14.35 16.84 4.20 2.65	04/30/17 12/31/17 12/31/18 12/31/19 12/31/20
James T. Dalton	33,000 25,000 20,000 16,667 8,334 — 7,000 —		— — — 8,333 16,666 25,000 28,000 50,000	(4) (5) (1) (2) (3)	13.07 9.71 7.56 17.84 14.35 16.84 4.20 2.65	01/19/15 05/18/15 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20
Gregory A. Deener	75,000 5,000 15,000 10,000 8,334 21,000 14,000	(7) (7)	— — — 5,000 16,666 14,000 21,000	(8) (8) (8) (8)	12.77 8.90 7.56 17.84 14.35 4.20 2.65	02/08/14 07/27/14 12/31/15 05/31/16 05/31/16 05/31/16 05/31/16	(9) (9) (9) (9) (9) (9) (9)

(1)	One-third of the shares vested on January 1, 2012, the third anniversary of the grant date, with the remaining shares vesting as to one-third of the shares on each of January 1, 2013 and January 1, 2014.

(2)	One-fifth of the shares vested on each of January 1, 2011 and January 1, 2012, with the remaining shares vesting as to one-fifth of the shares on each of January 1, 2013, January 1, 2014 and January 1, 2015.

(3)	One-fifth of the shares vested on January 1, 2012, with the remaining shares vesting as to one-fifth of the shares on each of January 1, 2013, January 1, 2014, January 1, 2015 and January 1, 2016.

(4)	The remaining shares vested on January 1, 2012.

(5)	One-third of the shares vested on each of January 1, 2011 and January 1, 2012, with the remaining shares vesting on January 1, 2013.

(6)	The remaining shares will vest on May 1, 2012.

(7)	The vesting of this option award was accelerated as if Mr. Deener had remained employed with GTx through January 1, 2013.

(8)	The exercisability of this option as to the unvested shares terminated upon Mr. Deener’s separation of service from us on June 1, 2011; accordingly, these shares will not become exercisable.

(9)	All of Mr. Deener’s options expire on the earliest to occur of (i) June 1, 2016, (ii) the expiration of the original term of the applicable option, (iii) a change of control of GTx or similar material corporate transaction or (iv) upon a breach of Mr. Deener’s continuing obligations to GTx (whether under an agreement with GTx or under applicable law) or upon his engaging in certain competitive activities.

Option Exercises During 2011

GTx’s named executive officers did not exercise any stock options during the year ended December 31, 2011.

Potential Payments upon Termination or Change of Control

Continuing Named Executive Officers

We have entered into employment agreements with each of our named executive officers. Described below are the circumstances that would trigger our obligation to make cash payments pursuant to these employment agreements following the termination of a named executive officer’s employment with us and the cash payments that we would be required to provide. We also describe below the circumstances that would trigger the accelerated vesting of stock options held by our named executive officers, as well as those termination events that would result in an extension of the post-termination exercise period with respect to the stock options held by our named executive officers. The following discussion is applicable to each our named executive officers, other than Mr. Deener. Mr. Deener’s employment with us ended in June 2011 and we describe the compensation and benefits that we actually provided to Mr. Deener in connection with his separation of service from us under the caption “—Separation Agreement and Release with Mr. Deener” below.

Employment Agreements

Termination Without “Cause” or For “Good Reason” after a Change of Control

The employment agreements with our named executive officers contain cash post-termination change of control payments equal to one year’s base salary. These change of control salary continuation benefits that are structured on a “double-trigger” basis, meaning that before a named executive officer is eligible to receive salary continuation benefits, (1) a change of control must occur and (2) within six months after such change of control, the named executive officer’s employment must be terminated without “cause” or the named executive officer must resign for “good reason.” GTx’s obligation to make the salary continuation payments under the employment agreements is conditioned upon the former named executive officer’s compliance with the confidentiality provisions of the employment agreement and, with respect to each of Dr. Steiner, Mr. Hanover, Dr. Dalton and Dr. Morton, compliance with the provisions of the non-competition provisions of their employment agreements for a period of one year following their termination. In addition, GTx’s obligation to make the salary continuation payments is conditioned upon GTx’s receipt of an effective general release of claims executed by the named executive officer. The post-termination salary continuation payments will be generally made over the one-year period following termination on our regular payroll dates rather than in a lump sum, except that the timing of these payments may be deferred for up to six months if these payments would constitute deferred compensation under Section 409A of the Internal Revenue Code (in which case, the deferred payment would be made in a lump sum following the end of the deferral period, with the balance being paid thereafter on our regular payroll dates).

A change of control generally means the following:

•	the sale or other disposition of all or substantially all of GTx’s assets;

•	if any person or group acquires beneficial ownership of 50% or more of GTx’s voting securities (subject to certain exceptions); or

•

a merger or consolidation of GTx with or into any other entity, if immediately after the transaction more than 50% of the voting stock of the surviving entity is held by persons who were not holders of at least 20% of GTx’s voting stock as of the effective date of the named executive officer’s employment agreement.

“Cause” is generally defined as the named executive officer’s:

•	conviction for a felony;

•	theft, embezzlement, misappropriation of or intentional infliction of material damage to GTx’s property or business opportunities;

•	breach of his confidentiality or non-competition obligations, as applicable, under his employment agreement; or

•

ongoing willful neglect of or failure to perform his duties, or his ongoing willful failure or refusal to follow any reasonable, unambiguous duly adopted written direction of Dr. Steiner (or the Board in the case of Dr. Steiner) that is not inconsistent with the description of such named executive officer’s duties, provided that such willful neglect or failure is materially damaging or materially detrimental to the business and operations of GTx, and after 30 days notice and the opportunity to cure.

“Good reason” is generally defined as the following actions taken without the consent of the named executive officer within six months after a change of control (in each case where the named executive officer has provided written notice within 30 days of the action, such action is not remedied by GTx within 30 days following such notice, and the named executive officer’s resignation is effective not later than 60 days after the expiration of such 30-day cure):

•

an adverse change in the named executive officer’s authority, duties or responsibilities (including reporting responsibilities) which, without the named executive officer’s consent, represents a material reduction in or a material demotion of the named executive officer’s authority, duties or responsibilities as in effect immediately prior to the change of control, or the assignment to the named executive officer of any duties or responsibilities that are materially inconsistent with and materially adverse to such authority, duties or responsibilities;

•	a material reduction in the then current base salary of the named executive officer;

•	the relocation of the named executive officer’s principal office to a location that increases his one-way commute by more than 20 miles;

•

the failure of GTx to obtain an agreement reasonably satisfactory to the named executive officer from any successor entity to assume and agree to perform his employment agreement in all material respects; or

•	a material breach by GTx of any provision of the named executive officer’s employment agreement or any other then-effective agreement with the named executive officer.

Other Termination Scenarios

If we terminate a named executive officer’s employment for “cause,” or if a named executive officer voluntarily terminates his or her employment without “good reason,” or upon the death of a named executive officer, the named executive officer would have no right to receive any compensation or benefits under his employment agreement on or after the effective date of termination, other than any accrued and unpaid salary and expense reimbursement. Likewise, if we terminate a named executive officer’s employment without “cause,” or if a named executive officer voluntarily terminates his employment with “good reason,” in each case not in connection with a change of control, the named executive officer would have no right to receive any compensation or benefits under his employment agreement on or after the effective date of termination, other than any accrued and unpaid salary and expense reimbursement.

Other Benefits

Except as set forth above, under the employment agreements with our named executive officers, our named executive officers would not be entitled to any other benefits following termination of service, including the continuation of general employee benefits, life insurance coverage and long term disability coverage, except as otherwise required by applicable law.

Stock Option Plan Provisions

Stock Option Vesting Acceleration

Pre-IPO Plans. The Genotherapeutics, Inc. Stock Option Plan, or the 1999 Plan, the GTx, Inc. 2000 Stock Option Plan, or the 2000 Plan, the GTx, Inc. 2001 Stock Option Plan, or the 2001 Plan, and the GTx, Inc. 2002 Stock Option Plan, or the 2002 Plan, each provide that in the event of a specified change of control transaction, all shares subject to option awards granted under these plans will immediately vest and be converted into cash, options or stock of equivalent value in the surviving organization under terms and conditions that substantially preserve the economic status of plan participants. Certain of the options granted to our executive officers to date have been granted pursuant to these plans. For purposes of our 1999 Plan, 2000 Plan, 2001 Plan and 2002 Plan, the definition of change of control is substantially similar to the definition of change of control under the employment agreements with our named executive officers.

2004 Plan. Our 2004 Equity Incentive Plan, or the 2004 Plan, provides that in the event of a specified corporate transaction such as a merger, consolidation or similar transaction, all outstanding options and stock appreciation rights under the 2004 Plan may be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute for such awards, such equity awards held by individuals whose service has not terminated prior to the effective date of the corporate transaction will become fully vested, and, if applicable, exercisable and such equity awards will be terminated if not exercised prior to the effective date of the corporate transaction. Other forms of equity awards that may be granted under the 2004 Plan, such as restricted stock awards, may be assumed, continued or substituted for by any surviving or acquiring entity and may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity. If such awards are not assumed, continued or substituted for by any surviving or acquiring entity, then such equity awards will become fully vested prior to the effective date of the transaction. A recipient’s award agreement may provide for acceleration upon other events. In this regard, the standard form of stock option agreement under the 2004 Plan provides for each stock option to become fully vested and exercisable if the option holder’s service with GTx or its successor terminates within twelve months after a change of control and the termination of service is a result of an involuntary termination without cause or a constructive termination.

For purposes of our 2004 Plan, the definition of change of control is similar to the definition of change of control under the employment agreements with our named executive officers, except that under our 2004 Plan, a change of control would be deemed to have occurred if “incumbent directors” cease to constitute at least a majority of the members of our Board of Directors. For this purpose, “incumbent directors” means the directors in office on the date the 2004 Plan was adopted and any subsequent directors who were nominated by a majority of the incumbent directors (those directors nominated by a majority of the incumbent directors are themselves considered incumbent directors for these purposes).

The standard form of stock option agreement under the 2004 Plan generally defines “cause” as the grant recipient:

•	committing an act that materially injures the business of GTx;

•	refusing or failing to follow the lawful and reasonable directions of the Board or the appropriate individual to whom he or she reports, after 15 days notice and the opportunity to cure;

•	willfully or habitually neglecting his or her duties with GTx, after 15 days notice and the opportunity to cure;

•	being convicted of a felony that is likely to inflict or has inflicted material injury on the business of GTx; or

•	committing a material fraud, misappropriation, embezzlement or other act of gross dishonesty that resulted in material loss, damage or injury to GTx.

The standard form of stock option agreement under the 2004 Plan generally defines a “constructive termination” as the following actions taken without the consent of the grant recipient within 12 months after a change of control:

•	the assignment to the grant recipient of any duties or responsibilities which results in a significant reduction in his or her function as in effect immediately prior to the change of control;

•	a material reduction in the grant recipient’s salary, as in effect on the effective date of the change of control;

•

the failure to continue in effect any benefit plan or program in which the grant recipient was participating immediately prior to the effective date of the change of control, or the taking of any action that would adversely affect his or her participation in (or reduce his or her benefits under) any such benefit plan or program;

•

a relocation of the grant recipient’s principal office to a location more than fifty (50) miles from the location at which he or she performed his or her duties as of the effective date of the change of control; or

•	a material breach by GTx of any provision of the grant recipient’s stock option agreement under the 2004 Plan.

Extended Post-Termination Exercise Period

As a general matter, the vested portion of options granted to our named executive officers will expire three months after the named executive officer’s termination of service. We refer to the period following the named executive officer’s termination during which he can continue to exercise his vested stock options as the post-termination exercise period. Although the post-termination exercise period generally ends three months after the named executive officer’s termination of service, in termination situations involving the death or disability of the named executive officer, or the named executive officer’s voluntary retirement, the post-termination exercise period is generally extended beyond three months following the named executive officer’s termination of service. In addition, under our 2004 Plan and the form of stock option agreement under the 2004 Plan, the post-termination exercise period will generally be one year following termination if the termination of service is a result of an involuntary termination without cause or a constructive termination within twelve months after a change of control. With respect to all of our stock option plans and the forms of option agreement under our stock option plans, if the termination is due to the named executive officer’s death, the post-termination exercise period will generally be 18 months following termination, and if the termination is due to the named executive officer’s disability, the post-termination exercise period will generally be one year following termination. With respect to our 1999 Plan, 2000 Plan, 2001 Plan and 2002 Plan and the forms of option agreements under those plans, if a named executive officer voluntarily retires his employment (which generally means a retirement after age 65 or after age 55 following a specified period of service), the post-termination exercise period will generally be five years following termination. However, our 1999 and 2000 Plans provide that the Compensation Committee in its discretion can provide for any post-termination exercise period for a vested option in the event of the disability, death or involuntary termination of an option grant recipient of up to, but not exceeding, the initial ten-year term of the option. Under our 2004 Plan and the form of stock option agreement under the 2004 Plan, if a named executive officer voluntarily retires his employment (which generally means a retirement after age 65 following a specified period of service or after age 55 following a specified period of service and with the authorization of our Chief Executive Officer or the Board), the post-termination exercise period will generally be two years following termination. In no event, however, will the post-termination exercise period be extended beyond the initial ten-year term of the option.

Calculation of Potential Termination and Change of Control Benefits

The following table includes an estimate of the potential compensation and benefits payable to our named executive officers (other than Mr. Deener) in certain termination and change of control situations. The actual compensation to be paid can be determined only at the time of a named executive officer’s termination of employment. In providing the estimated potential payments and benefits, we have made the following general assumptions in all circumstances where applicable:

•	a change of control event has occurred and the date of termination is December 31, 2011;

•	the closing price of our common stock on that date is $3.36;

•

the annual salary at the time of termination is as follows: Mitchell S. Steiner, $525,000; Mark E. Mosteller, $298,083; Marc S. Hanover $456,750; Ronald A. Morton, Jr., $452,025; and James T. Dalton, $400,000;

•

the value of stock options that vest is equal to the difference between the closing price of our common stock of $3.36 on December 31, 2011 and the exercise price times the number of options that vest;

•	there is no accrued and unpaid salary; and

•	there is no unpaid reimbursement for expenses incurred prior to the date of termination.

For information with respect to the compensation and benefits we actually provided to Mr. Deener in connection with his separation of service from us, see “—Separation Agreement and Release with Mr. Deener” below.

	September 30,	September 30,
	Triggering Event
Potential Benefits and Payments Upon Termination	Termination w/o Cause or for Good Reason (or Constructive Termination) in Connection with Change of Control ($)(1)	Change of Control (Single-Trigger) ($)(2)
Mitchell S. Steiner
Base Salary Continuation	525,000	—
Stock Option Vesting Acceleration(1)	74,550	—

Total	599,550	—

Mark E. Mosteller
Base Salary Continuation	298,083	—
Stock Option Vesting Acceleration(1)	24,850	—

Total	322,933	—

Marc S. Hanover
Base Salary Continuation	456,750	—
Stock Option Vesting Acceleration(1)	49,700	—

Total	506,450	—

Ronald A. Morton, Jr.
Base Salary Continuation	452,025	—
Stock Option Vesting Acceleration(1)	16,922	7,928

Total	468,947	7,928

James T. Dalton
Base Salary Continuation	400,000	—
Stock Option Vesting Acceleration(1)	35,500	—

Total	435,500	—

(1)	The amounts included under this column with respect to stock option vesting acceleration represent the value of the accelerated vesting of stock options granted under the 2004 Plan, and assume that such options have been assumed, continued or substituted for by the surviving or acquiring entity in the change of control transaction, and that in connection with the change of control transaction, the named executive officer experiences an involuntary termination without cause or a constructive termination.

(2)	The amounts included under this column represent the value of the accelerated vesting of stock options granted under the 1999 Plan, 2000 Plan, 2001 Plan and 2002 Plan, as applicable, on a single-trigger basis, or immediately upon the change of control event, which, for purposes of this column, has been assumed to have occurred on December 31, 2011.

Separation Agreement and Release with Mr. Deener

In connection with our June 2011 reduction in force, we entered into a separation agreement and release with Mr. Deener pursuant to which Mr. Deener’s employment with us ended effective June 1, 2011. Pursuant to the separation agreement and release, in exchange for Mr. Deener’s full general release of any claims he may have on account of his employment with GTx and the termination of his employment:

•	we made a lump sum payment to Mr. Deener equal to six months of his then-current base salary;

•

the vesting of the stock options granted to Mr. Deener on January 1, 2010 and January 1, 2011 was accelerated, effective as of his June 1, 2011 separation date, as if Mr. Deener had remained employed with us through January 1, 2013; and

•

the post-termination exercise period of the vested stock options held by Mr. Deener as of the separation date (after giving effect to the foregoing acceleration), regardless of when originally granted, was extended as described below.

With respect to the extended post-termination exercise period, Mr. Deener’s stock options will expire on the earliest to occur of (i) June 1, 2016, (ii) a change of control of GTx or similar material corporate transaction, or (iii) upon a breach of Mr. Deener’s continuing obligations to GTx (whether under an agreement with GTx or under applicable law) or upon his engaging in certain competitive actions. However, the extended post-termination exercise period will not in any event extend beyond the respective original terms of such stock options.

We have calculated the total value of the compensation and benefits payable to Mr. Deener under the separation agreement and release to be $487,941, consisting of: (a) $128,993, which represents a severance payment equal to six months’ base salary and (b) $358,948, which represents the aggregate incremental fair value associated with the modifications to Mr. Deener’s stock option awards as calculated in accordance with FASB ASC Topic 718. These severance benefits are conditioned upon Mr. Deener continuing to comply with the confidentiality agreement and the agreement on condition of employment that he previously entered into with us.

Compensation and Risk

In early 2012, the Board considered our compensation policies, practices and programs as generally applicable to our employees and determined that our policies, practices and programs do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. The design of our compensation policies and programs encourage our employees to remain focused on both our short and long-term goals. For example, through our use of different types of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components, as well as our through our use of multi-year vesting for stock option awards and performance criteria under our bonus plans that emphasize the achievement of our overall corporate objectives, we believe that our employee compensation programs promote a long-term stockholder perspective, encourage decisions that will result in sustainable performance over the longer term, and mitigate the risks associated with an undue short-term focus on results.

DIRECTOR COMPENSATION

Retainer and Fees. During 2011, our non-employee directors were entitled to cash retainers in quarterly increments based on an annualized rate of $25,000 a year, or $35,000 a year for our Audit Committee Chair. In addition, during 2011, our non-employee directors were entitled to a daily fee of $2,000 for regularly scheduled (or special) meetings of the Board and its committees attended each day, and a daily $750 telephonic meeting fee, payable quarterly in arrears. No directors currently receive consulting fees from GTx. A director who is also an employee (currently Dr. Steiner) receives no additional compensation for service on the Board.

Directors’ Deferred Compensation Plan. Since June 30, 2004, our non-employee directors have had the opportunity to defer all or a portion of their fees under our Directors’ Deferred Compensation Plan. Deferrals can be made into a cash account, a stock account, or a combination of both. Deferrals into a cash account would accrue interest at the prime rate of interest announced from time to time by a local bank utilized by us, and deferrals into a stock account accrue to the deferring director rights in shares of GTx common stock equal to the cash compensation then payable to the director for his or her Board service divided by the then current fair market value of GTx common stock. Currently, all but one of our non-employee directors have elected to defer all or some of their Board compensation into stock accounts. No directors have deferred their Board compensation into cash accounts. Under the Directors’ Deferred Compensation Plan, amounts credited to cash or stock accounts are distributed in a single lump sum on the date, if any, selected by the director pursuant to his or her election or, if no such election is made or if the selected distribution date is after his or her separation from service, then the distribution would be made on the date of his or her separation from service in the form of a single lump sum (subject to deferral under certain circumstances to the extent necessary to avoid the incurrence of adverse personal tax consequences under Section 409A of the Internal Revenue Code). Any fractional shares of GTx common stock will be distributed in cash valued at the then current fair market value of GTx common stock.

Stock Options. Our Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan, or the Directors’ Option Plan, provides for the automatic grant of initial and annual nonstatutory stock options to GTx’s non-employee directors who do not own more than ten percent of the combined voting power of GTx’s then outstanding securities. The exercise price per share for the options granted under the plan is not less than the fair market value of the stock on the date of grant. Pursuant to the Directors’ Option Plan, any individual who first becomes a non-employee director automatically is granted an option to purchase shares of common stock. The number of shares subject to each of these initial grants is currently 15,000 shares, provided that the number of shares may be increased or decreased by our Board of Directors in its sole discretion. Any individual who is serving as a non-employee director on the day following an annual meeting of GTx’s stockholders automatically will be granted an option to purchase shares of common stock on that date; provided, however, that if the individual has not been serving as a non-employee director for the entire period since the preceding annual meeting, the number of shares subject to such individual’s annual grant will be reduced pro rata for each full month prior to the date of grant during which such individual did not serve as a non-employee director. The number of shares subject to each annual grant is currently 15,000 shares, provided that the number of shares may be increased or decreased by our Board of Directors in its sole discretion. In early 2011, the Board of Directors, with the recommendation of the Compensation Committee, approved an increase in the number of shares subject to annual stock option grants under the Directors’ Option Plan from 10,000 shares to 15,000 shares, effective for the 2011 annual grants and thereafter. The shares subject to each initial grant and each annual grant vest in a series of three successive equal annual installments measured from the date of grant, so that each initial grant and each annual grant will be fully vested three years after the date of grant.

In the event of a specified corporate transaction, as defined in the Directors’ Option Plan, all outstanding options under the Directors’ Option Plan may be assumed or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume or substitute for such options, then (a) with respect to any such options that are held by optionees then performing services for GTx or its affiliates, the vesting and exercisability of such options will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction, and (b) all other outstanding options will terminate if not exercised prior to the effective date of the corporate transaction. If a specified change of control transaction occurs, as defined in the Directors’ Option Plan, then the vesting and exercisability of the optionee’s options will be accelerated in full immediately prior to (and contingent upon) the effectiveness of the transaction. If an optionee is required to resign his or her position as a non-employee director as a condition of the change in control transaction, the vesting and exercisability of the optionee’s options will be accelerated in full immediately prior to the effectiveness of such resignation. In addition, during 2008, the Board, upon the recommendation of the Compensation Committee, adopted a general policy regarding the retirement of non-employee directors that provides that the Board will act, on a case-by-case basis, to accelerate the vesting and exercisability of the retiring director’s options in full provided such director retires from the Board in good standing. In connection with Dr. Karr’s retirement from the Board, the Board, pursuant to this policy, accelerated in full the vesting and exercisability of all outstanding options held by Dr. Karr and extended the post-termination exercise period of the outstanding options held by Dr. Karr effective upon the expiration of his term as a director at the 2011 Annual Meeting. In connection with Mr. Pontius’ retirement from the Board in August 2011, the Board, pursuant to this policy, also accelerated in full the vesting and exercisability of all outstanding options held by Mr. Pontius and extended the post-termination exercise period of all the outstanding options held by Mr. Pontius effective upon his retirement from the Board in August 2011. As a result of the modifications to Dr. Karr’s and Mr. Pontius’ stock options, the post-termination exercise period of the outstanding options then held by Dr. Karr and Mr. Pontius was extended to the earliest to occur of (i) the five year anniversary of the date of retirement from the Board with respect to Mr. Pontius, and the two year anniversary the date of retirement from the Board with respect to Dr. Karr, (ii) the expiration of the original term of the applicable option, (iii) a change of control of GTx or similar material corporate transaction or (iv) upon a breach of the retiring director’s continuing obligations to GTx (whether under an agreement with GTx or under applicable law).

The table below represents the compensation earned by each non-employee director during 2011.

DIRECTOR COMPENSATION—FISCAL 2011

	September 30,	September 30,		September 30,
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		Total ($)
J. R. Hyde, III	33,750	—		33,750
John H. Pontius(3)	25,500	151,880	(4)	177,380
J. Kenneth Glass	46,750	48,717		95,467
Timothy R. G. Sear	33,250	48,717		81,967
Robert W. Karr, M.D.(5)	18,000	72,616	(6)	90,616
Michael G. Carter, M.D.	33,750	48,717		82,467
Kenneth S. Robinson, M.D., M.Div.	35,250	48,717		83,967
Barrington J.A. Furr, Ph.D.	33,750	40,308		74,058

(1)	Represents fees and retainers earned in 2011 that were either paid, deferred or were payable at the end of 2011. Each director in the table above, other than Mr. Glass, elected to defer payment of all or a portion of his earned fees and retainers during 2011 pursuant to the Directors’ Deferred Compensation Plan. The number of shares credited to individual stock accounts for our non-employee directors under the Directors’ Deferred Compensation Plan as of December 31, 2011 was as follows: 34,124 shares for Mr. Hyde; 6,553 shares for Mr. Glass; 33,776 shares for Mr. Sear; 25,475 shares for Dr. Carter; 26,304 shares for Dr. Robinson; and 5,320 shares for Dr. Furr. In connection with the expiration of Dr. Karr’s term of service as director at the 2011 Annual Meeting of Stockholders, the 4,224 shares then credited to Dr. Karr’s individual stock account under the Directors’ Deferred Compensation Plan were distributed to Dr. Karr. Likewise, in connection with Mr. Pontius’ resignation from the Board in August 2011, the 30,812 shares then credited to Mr. Pontius’ individual stock account under the Directors’ Deferred Compensation Plan were distributed to Mr. Pontius.

(2)	Unless otherwise indicated, the amounts in this column represent the aggregate grant date fair value of all option awards granted to our non-employee directors during the year ended December 31, 2011 as computed in accordance with FASB ASC Topic 718. Assumptions used in computing the aggregate grant date fair value in accordance with FASB ASC Topic 718 are set forth in Note 3—Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The following table indicates the grant date fair value for the annual option awarded to each non-employee director (other than Mr. Hyde and Dr. Karr) during the year ended December 31, 2011, as determined in accordance with FASB ASC Topic 718, as well as the total number of shares subject to options outstanding as of December 31, 2011 for each current and former non-employee director listed in the table above:

	September 30,	September 30,
Name	FASB ASC Topic 718 Grant Date Fair Value ($)	Total Shares Subject to Options Outstanding at 12/31/2011 (#)
J. R. Hyde, III	—	—
John H. Pontius	48,717	71,000
J. Kenneth Glass	48,717	71,000
Timothy R. G. Sear	48,717	53,666
Robert W. Karr, M.D.	—	53,334
Michael G. Carter, M.D.	48,717	60,667
Kenneth S. Robinson, M.D., M.Div.	48,717	45,000
Barrington J.A. Furr, Ph.D.	40,308	20,000

(3)	Mr. Pontius resigned from the Board in August 2011.

(4)	Consists of $48,717, the grant date fair value of the annual option award granted to Mr. Pontius in 2011, and $103,163, which represents the aggregate incremental fair value calculated in accordance with FASB ASC Topic 718 in connection with the modification of Mr. Pontius’ option awards as described above. The incremental fair value, as determined in accordance with FASB ASC Topic 718, for each of Mr. Pontius’ modified option awards is as follows:

	September 30,	September 30,
Number of Shares Subject to Stock Option Award (#)	Exercise Price of Stock Option Award ($/Sh)	FASB ASC Topic 718 Incremental Fair Value ($)
10,000	14.50	5,875
2,000	9.71	2,720
8,000	10.08	11,652
8,000	19.97	7,627
8,000	17.05	8,532
10,000	9.53	15,248
10,000	3.28	21,390
15,000	5.40	30,119

(5)	Dr. Karr did not stand for re-election at the 2011 Annual Meeting of Stockholders and his term as a director expired at the 2011 Annual Meeting.

(6)	Represents the aggregate incremental fair value calculated in accordance with FASB ASC Topic 718 in connection with the modification of Dr. Karr’s option awards as described above. Dr. Karr was not granted any stock option awards during 2011. The incremental fair value, as determined in accordance with FASB ASC Topic 718, for each of Dr. Karr’s modified option awards is as follows:

	September 30,	September 30,
Number of Shares Subject to Stock Option Award (#)	Exercise Price of Stock Option Award ($/Sh)	FASB ASC Topic 718 Incremental Fair Value ($)
10,000	9.04	14,240
7,334	10.08	9,696
8,000	19.97	5,112
8,000	17.05	6,224
10,000	9.53	14,237
10,000	3.28	23,107

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2011, the Compensation Committee consisted of Mr. Sear, Mr. Hyde, Dr. Carter and Mr. Glass. None of the current members of the Compensation Committee is or was an officer or employee of GTx. During 2011, none of GTx’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on GTx’s Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

Upon recommendation of the Audit Committee, the Board adopted a related party transactions policy, which specifies GTx’s policies and procedures regarding transactions between GTx and its employees, officers, directors or their family members. GTx’s General Counsel is responsible for (a) ensuring that policy is distributed to all GTx officers, directors and other managers and (b) requiring that any proposed related party transaction be presented to the Audit Committee for consideration before GTx enters into any such transactions. This policy can be found on GTx’s website (www.gtxinc.com) under “About GTx” at “Governance.”

It is the policy of GTx to prohibit all related party transactions unless the Audit Committee determines in advance of GTx entering into any such transaction that there is a compelling business reason to enter into such a transaction. There is a general presumption that the Audit Committee will not approve a related party transaction with GTx. However, the Audit Committee may approve a related party transaction if:

•

the Audit Committee finds that there is a compelling business reason to approve the transaction, taking into account such factors as the absence of other unrelated parties to perform similar work for a similar price within a similar timeframe; and

•

the Audit Committee finds that it has been fully apprised of all significant conflicts that may exist or otherwise arise on account of the transaction, and it believes, nonetheless, that GTx is warranted entering into the related party transaction and has developed an appropriate plan to manage the potential conflicts of interest.

Certain Transactions With or Involving Related Persons

Licensed SARM Technology. James T. Dalton, Ph.D., GTx’s Vice President, Chief Scientific Officer, is a party to an agreement among the University of Tennessee, or UT, the University of Tennessee Research Foundation, or UTRF, and the inventors of many of the patents filed by UT and UTRF for selective androgen receptor modulator, or SARM, technology, which was entered while Dr. Dalton and the other inventors were employed by UT. Under this agreement, all rights in the SARM technology were assigned to UTRF with the commitment that payments received by UTRF from the licensing of the SARM technology would be shared between UT and the inventors, including Dr. Dalton. In 2002, subsequent to Dr. Dalton entering into this agreement, the SARM technology was licensed exclusively to GTx. In 2005, Dr. Dalton became one of GTx’s employees. In July 2007, GTx and UTRF entered into a Consolidated, Amended, and Restated License Agreement, or the New SARM Agreement, to consolidate and replace GTx’s previously existing SARM license agreements with UTRF and to modify and expand certain rights and obligations of each of the parties. GTx agreed to pay to UTRF a one-time, upfront fee of $290,000 as consideration for entering into the New SARM Agreement. GTx also agreed to pay an annual license maintenance fee during the term of the New SARM Agreement, which fee is creditable against various royalties GTx agreed to pay to UTRF on sublicense revenues and net sales of products subject to the New SARM Agreement. In November 2007, we entered into an exclusive license and collaboration agreement with Merck & Co., Inc., or Merck, with respect to SARM development and commercialization, which was subsequently terminated, pursuant to which Merck paid us an upfront licensing fee of $40,000,000. In December 2008, GTx and UTRF entered into an amendment to the New SARM Agreement in connection with which GTx agreed to pay to UTRF one-time fee of $494,000 as consideration for entering into the amendment to the New SARM Agreement. Since joining GTx in 2005, Dr. Dalton received from UT and UTRF a portion of the payments made by GTx to UTRF for the licensing and sublicensing of the SARM technology totaling approximately $617,611. Dr. Dalton will continue to receive a portion of the payments GTx will make to UTRF under the New SARM Agreement in accordance with the agreement among the UT scientists, including Dr. Dalton, UT and UTRF. Since Dr. Dalton’s interest in GTx’s agreement with UTRF arose while Dr. Dalton was an employee of UTRF, not GTx, and GTx’s initial arrangements with UTRF regarding the licensing of the SARM technology were created in 2002, our related party transactions policy did not require that the Audit Committee review and approve the transaction in advance. The members of the Audit Committee were, however, aware of Dr. Dalton’s interest when the GTx Board of Directors approved the entering into of the New SARM Agreement with UTRF in July 2007 as well as when the GTx Board of Directors approved the entering into of the amendment to the New SARM Agreement in December 2008.

Participation in Public Offering. On June 2011, we completed an underwritten public offering of 10,000,000 shares of our common stock at a price to the public of $4.75 per share. We also granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock to cover over-allotments, if any. The underwriters exercised this option and purchased an additional 1,023,000 shares of our common stock at a price of $4.75 per share. Net cash proceeds from the offering were approximately $49.0 million after deducting the underwriting discount and offering expenses. J.R. Hyde, III, the Chairman of the GTx Board of Directors and a significant stockholder, purchased 975,000 shares of common stock in the public offering at the public offering price for a total purchase price of $4.6 million. As a result of Mr. Hyde’s stated interest in participating in the public offering, the Audit Committee reviewed and approved the public offering in advance pursuant GTx’s related party transactions policy.

Indemnity Agreements. GTx has entered into indemnity agreements with each of its current directors and certain of its executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in GTx’s charter and bylaws and to provide additional procedural protections.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

By Order of the Board of Directors,

Henry P. Doggrell Vice President, General Counsel and Secretary

Memphis, Tennessee

March 12, 2012

GTx®

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

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Annual Meeting Proxy Card

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Nominee	For	Withhold	Nominee	For	Withhold
01 - J. Kenneth Glass	☐	☐	02 - Mitchell S. Steiner, M.D., F.A.C.S.	☐	☐

For	Against	Abstain
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B Non-Voting Items

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Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 2, 2012. Vote by Internet Log on to the Internet and go to www.envisionreports.com/GTXI Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1 and FOR Proposal No. 2. Proposal No. 1: To elect the two nominees for Class II director named below to serve until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. For WithholdFor Withhold 02 - Mitchell S. Steiner, 01 - J. Kenneth Glass M.D., F.A.C.S. Proposal No. 2: To ratify the appointment of Ernst & Young For Against Abstain LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2012. B Non-Voting Items Change of Address — Please print your new address below.Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. CAuthorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GTX, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2012 The undersigned hereby appoints Henry P. Doggrell and Mark E. Mosteller, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of GTx, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of GTx, Inc. to be held at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103, on Thursday, May 3, 2012 at 4:00 p.m. Central Daylight Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 3, 2012 at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103 The proxy statement and annual report to stockholders are available at www.edocumentview.com/GTXI. THANK YOU FOR VOTING (Items to be voted appear on reverse side.)